                                                                    EXHIBIT 4(E)
                            STOCKHOLDERS' AGREEMENT

                                  dated as of
                                 June 17, 1988

as amended through December 27, 1994 and as proposed to be amended and restated
                                as of such date

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE I

      Definitions and Introductory Matters...............................    1
 1.1  Adoption of Recitals...............................................    1
 1.2  Definitions........................................................    1
 1.3  Securities Law Restrictions........................................   11
 1.4  Transferability of Certain Shares..................................   12
      Duration of Certain Portions of Article II and Certain Portions of
 1.5  Article III........................................................   12
 1.6  Duration of Certain Portions of Article V..........................   12
 1.7  Withholding........................................................   12
 1.8  Applicability to Plan Shares.......................................   13
 1.9  Joinder in Agreement...............................................   13
 1.10 Adjustment for Dilutive Events.....................................   13
 1.11 Shortening or Lengthening of Option Periods........................   13
 1.12 Action by 2/3 of Members of Board of Directors.....................   13
 1.13 Execution of Voting Trust Agreement by Participants................   13

                                   ARTICLE II

      Voluntary Transfers of Shares......................................   13
 2.1  General Effect of Agreement........................................   13
 2.2  Certain Permitted Transfers of Shares..............................   14
 2.3  Certain Prohibited Transfers.......................................   15
 2.4  Notice of Transfer of Shares.......................................   16
 2.5  Form of Transfer Notice............................................   16
 2.6  Approval of Board of Directors.....................................   17
 2.7  Options............................................................   17
 2.8  Transfer if Options Not Exercised..................................   19
 2.9  Exercise of Options for Less than All of the Shares................   19
 2.10 Closing of Exercise of Options.....................................   20
 2.11 Effect of Shares in the Hands of the Transferee....................   20
 2.12 Termination of GE Capital's Rights.................................   20

                                  ARTICLE III

      Purchases of Shares upon Termination of Employment.................   20
 3.1  Termination of Employment of Type 2 Management Shareholder.........   20
 3.2  Death or Permanent Disability of a Type 2 Management Shareholder...   21
      Death of Type 2 Management Shareholder Following Termination of
 3.3  Employment.........................................................   22
 3.4  Notice of Death....................................................   22
 3.5  Termination of Brennan's Employment or Death.......................   22
 3.6  Death of Other Type 1 Management Shareholder.......................   24
 3.7  Purchase Price of Shares...........................................   24
 3.8  Manner of Payment..................................................   25
 3.9  Notes and Security.................................................   25

                                                                           PAGE
                                                                           ----
 3.10 Fair Market Value..................................................   26
 3.11 Closing............................................................   29
 3.12 Priorities.........................................................   29
 3.13 Failure to Deliver Shares..........................................   29
 3.14 Resale of Shares...................................................   30
 3.15 Modification of Options............................................   30
 3.16 Offset of Purchase Price...........................................   30

                                   ARTICLE IV

      Certain Limitations on Purchases of Shares.........................   30
      Restrictions on the Company's Right and/or Obligation to Purchase
 4.1  Shares.............................................................   30
 4.2  Definition of the Limitations......................................   32
 4.3  Cash Payments Limitation...........................................   32
 4.4  Right of GE Capital to Cure Limitations............................   33

                                   ARTICLE V

      Corporate Governance Matters.......................................   33
 5.1  Voting of Shares held by Management Shareholders...................   33
 5.2  Election of Directors..............................................   33
 5.3  Certain Supermajority Requirements.................................   34
 5.4  Certain Required Provisions of Certificate of Incorporation........   36
 5.5  By-laws of Members of the Ward Group...............................   37
 5.6  Election of Chief Executive Officer................................   38
 5.7  Agreement to Vote..................................................   38
 5.8  Recapitalization...................................................   38

                                   ARTICLE VI

      Registration Rights................................................   38
 6.1  Demand Registration Rights.........................................   38
 6.2  Piggyback Registration Rights......................................   40
 6.3  Registration Procedures............................................   41
 6.4  Restrictions on Public Sale........................................   44
 6.5  Other Registrations................................................   45
 6.6  Registration Expenses..............................................   45
 6.7  Indemnity and Contribution.........................................   45
 6.8  Rule 144...........................................................   47
 6.9  Participation in Underwritten Registrations........................   48
 6.10 Other Registration Rights..........................................   48
 6.11 Amendments and Waivers.............................................   48
 6.12 Inclusion of Vested Shares.........................................   48
 6.13 Exception..........................................................   49

                                                                            PAGE
                                                                            ----
                                  ARTICLE VII

      Restrictive Covenants...............................................   49
 7.1  Restrictive Covenants...............................................   49
 7.2  Limitations on Restrictive Covenants................................   49
 7.3  Return of Documents.................................................   50
 7.4  Cooperation.........................................................   50
 7.5  Enforcement.........................................................   50
 7.6  Survival; Waiver of Offset..........................................   50
 7.7  Jurisdiction........................................................   51
 7.8  Construction........................................................   51
 7.9  Exception...........................................................   51

                                  ARTICLE VIII

      General Matters.....................................................   51
 8.1  Legend on Certificates..............................................   51
 8.2  Termination and Amendment of Agreement..............................   52
 8.3  Termination of Status as Management Shareholder.....................   53
 8.4  Not an Employment Agreement.........................................   53
 8.5  Indemnification.....................................................   53
 8.6  Notices.............................................................   53
 8.7  Miscellaneous.......................................................   53
 8.8  Counterparts........................................................   53
 8.9  Descriptive Headings................................................   53
 8.10 Entire Agreement....................................................   53
 8.11 Waivers.............................................................   54
 8.12 Binding Effect; Enforcement.........................................   54
 8.13 Applicable Law......................................................   54
 8.14 Severability........................................................   54
 8.15 Resolution of Certain Ambiguities and Conflicts.....................   54
 8.16 Joinder by Brennan..................................................   54
 8.17 Authority to Give Consents, Approvals, etc..........................   54

                            STOCKHOLDERS' AGREEMENT

  THIS AGREEMENT ("Agreement") is made as of June 17, 1988 among BFB Acquisition Corp., a Delaware corporation (the "Company"), Bernard F. Brennan ("Brennan"), General Electric Capital Corporation, a New York corporation ("GE Capital") and the other Persons (as herein defined) who are parties to this Agreement.

                                    RECITALS

  A. The Company was organized for the purpose of acquiring all of the outstanding shares of stock of Montgomery Ward & Co., Incorporated ("Ward"), and, to this end, the Company entered into a Stock Purchase Agreement, dated as of March 6, 1988, as amended, with Mobil Corporation and Marcor Inc. (the "Purchase Agreement"), and, on June 23, 1988, completed the acquisition of Ward pursuant to the provisions thereof.

  B. Brennan and the other individuals executing this Agreement as of the date hereof have purchased shares of Class A Common Stock, Series 1, of the Company.

  C. GE Capital has purchased shares of Class B Common Stock and Senior Preferred Stock, par value $1.00 per share (the "Preferred Stock").

  D. The Company's authorized common stock consists of Class A Common Stock, Series 1 ("Series 1 Shares"), Class A Common Stock, Series 2 ("Series 2 Shares"), and Class A Common Stock, Series 3 ("Series 3 Shares") (the Series 1 Shares, Series 2 Shares and Series 3 Shares being hereinafter collectively referred to as "Class A Shares" and the holders thereof being sometimes collectively referred to as "Class A Shareholders") and shares of Class B Common Stock ("Class B Shares" and the holders thereof being sometimes collectively referred to as "Class B Shareholders").

  E. The parties desire to set forth certain restrictions with respect to their ownership of shares of common stock of the Company, certain options and obligations to purchase such shares and certain matters relating to corporate governance of the Company, all as herein set forth.

                                   AGREEMENTS

  NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I

                      Definitions and Introductory Matters

  1.1 Adoption of Recitals. The parties hereto adopt the foregoing Recitals and agree and affirm that construction of this Agreement shall be guided thereby.

  1.2 Definitions. For the purposes hereof:

    (a) "Acquisition Date" shall mean the date on which a Management Shareholder (as herein defined) first acquired any Shares (as herein defined). The Acquisition Date for a Permitted Transferee (as herein defined) shall be the same as the Acquisition Date for his Management Shareholder;

    (b) "Acquisition Price" shall mean the price paid to the Company for a Share purchased from the Company (as adjusted by the Company on an equitable basis for stock dividends, stock splits, reclassifications and like actions);

    (c) "Act" shall mean the Securities Act of 1933, as amended from time to time;

    (d) "Adjustment Period" shall have the meaning set forth in Section 3.10(a)(ii);

    (e) "Advice" shall have the meaning set forth in Section 6.3;

    (f) Intentionally omitted;

    (g) "Article III Closing" and "Article III Closing Date" shall have the meanings set forth in Section 3.11;

    (h) "Average Closing Price" shall have the meaning set forth in Section 3.10(b);

    (i) "Award" shall mean an award of Shares without cash consideration pursuant to the terms of the Employee Stock Option Plan (as herein defined);

    (j) Intentionally omitted;

    (k) "Board of Directors" shall mean the board of directors of the Company;

    (l) "Cash Payments Limitation" shall have the meaning set forth in
  Section 4.3;

    (m) "Cause" shall mean any of the following with respect to an employee of a member of the Ward Group (as herein defined):

      (i) the commission of any crime, whether or not involving any member of the Ward Group, which constitutes a felony in the jurisdiction involved;

      (ii) the sale, use or possession on the premises of any member of the Ward Group of a controlled substance whose sale, use or possession is illegal in the manner used or possessed and in the jurisdiction involved;

      (iii) the repeated consumption of drugs or alcohol that interferes with the employee's ability to discharge his assigned responsibilities;

      (iv) an intentional violation of the provisions of Section 7.1 of this Agreement;

      (v) in the case of a Type 2 Management Shareholder, the intentional and repeated failure on the part of the employee to perform such duties as may be delegated to him and which are commensurate with his employment position, and in the case of Brennan, the intentional and repeated refusal, after repeated written notices thereof from the Board of Directors, to perform such duties at the Company's executive offices in Chicago, Illinois as may be delegated to him which are reasonably commensurate with his position as the chief executive officer of the Company; or

      (vi) the unlawful taking or misappropriation of any property belonging to any member of the Ward Group or in which any member of the Ward Group has an interest;

    (n) "Class A Amount" shall mean a number of Class A Shares equal to the Series 1 Amount (as herein defined) or, if less, the Outstanding Amount (as herein defined);

    (o) "Closing Date" shall mean the date on which the closing pursuant to the Purchase Agreement occurred;

    (p) "Commission" shall mean the Securities and Exchange Commission;

    (q) "Competing Business" shall mean any person or entity engaged, in any area of the world, directly or indirectly, in any retail merchandising business conducted from multiple retail locations, of a type engaged in by any member of the Ward Group, or any business of the type engaged in by Signature Financial/Marketing, Inc. ("Signature") or any of its subsidiaries (as long as Signature or such subsidiary is a member of the Ward Group), other than the insurance business, as of the time of the complained of act;

    (r) "Confidential Information" shall mean competitive data, trade secrets or confidential trade information in the possession of the Ward Group which is not generally known to others and the confidentiality of which the Ward Group have taken reasonable steps to protect, but does not include general business knowledge acquired by a Management Shareholder;

    (s) Intentionally omitted;

    (t) "Controlling Shareholder" shall have the meaning set forth in Section
  1.5;

    (u) "Demand" and "Demanding Group" and "Demand Registration" shall have the meanings set forth in Section 6.1;

    (v) "Designated Management Optionees" shall mean those Management Shareholders, or any member or members of their respective Families (as herein defined), who are designated in writing by the Designator (as herein defined), with concurrent notice to the Company, as having the right to exercise a specifically designated option to purchase a specifically designated number of Shares pursuant to Article II or III. The options so designated may not, in the aggregate, exceed the number of Shares which, at the time of the designation, are subject to purchase pursuant to Article II or Article III, but in making such designation, the Designator may designate alternate Designated Management Optionees who shall have options to purchase Shares if the Persons designated as primary Designated Management Optionees do not exercise the designated options. The Designator may designate a member of the Committee (as herein defined), or a member of the Family of a member of the Committee, as a Designated Management Optionee only as provided elsewhere in this Agreement. Each designation of a Designated Management Optionee shall be made in writing and delivered by the Designator to the Designated Management Optionee and the Company. By written notice delivered to a Designated Management Optionee, with concurrent notice to the Company, the Designator may change or revoke the designation of any Management Shareholder (or member of his Family, as the case may be) as a Designated Management Optionee and/or the designation of the number of Shares to be purchased, at any time prior to exercise of the designated option for any reason or for no reason. In the event one or more Designated Management Optionees are granted an option to purchase Shares pursuant to Article III, and the Shares as to which such option is exercisable are not Vested Shares in the hands of the Management Shareholder (or his Permitted Transferees) whose Shares are subject to purchase or sale under Article III, the Designator may, as part of the designation of the identity of the Designated Management Optionee(s), designate that all or any portion of such Shares shall be Vested Shares in the hands of the Designated Management Optionee(s);

    (w) "Designator" shall mean the person or the committee of three Management Shareholders, as set forth below and as the case may be, which has, among other powers, the power to designate the Designated Management Optionees. Prior to the occurrence of an Event (as defined below) for all purposes other than designating (and in connection with the designation of) Designated Management Optionees, the Designator shall be Brennan. At all times for purposes of designating (and in connection with the designation of) Designated Management Optionees, and from and after the occurrence of an Event for all purposes (including, without limitation, designating (and in connection with the designation of) Designated Management Optionees), the Designator shall be such committee of three Management Shareholders (the "Committee").

    The Committee shall, except as provided below, be comprised of Brennan, Edwin G. Pohlmann ("Pohlmann") and Myron Lieberman ("Lieberman"). Prior to the occurrence of an Event, if any member of the Committee shall resign from the Committee or cease to be a Qualified Management Shareholder (as defined below), then such person shall cease to be a member of the Committee and the remaining members of the Committee shall as soon as practicable appoint a Qualified Management Shareholder as a member of the Committee and thereby fill the vacancy on the Committee so created. From and after the occurrence of an Event, the Committee shall be comprised of Pohlmann, Spencer H. Heine ("Heine") and Lieberman (each of Pohlmann, Heine and Lieberman being a "Continuing Member" and collectively being the "Continuing Members") so long as each is a Qualified Management Shareholder; provided, however, that at any time from and after the occurrence of an Event (i) if one, but only one, Continuing Member has resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the two remaining Continuing Members who have not resigned from the Committee and are Qualified Management Shareholders and the Largest Management Shareholder (as defined below) (but the Second Largest Management Shareholder (as defined below) if the Largest Management Shareholder is one of such remaining

  Continuing Members, but the Third Largest Management Shareholder (as defined below) if both the Largest Management Shareholder and the Second Largest Management Shareholder are such remaining Continuing Members), (ii) if each of two, but only two, of the Continuing Members has either resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the remaining Continuing Member who has not resigned from the Committee and is a Qualified Management Shareholder, the Largest Management Shareholder and the Second Largest Management Shareholder (but the Second Largest Management Shareholder and the Third Largest Management Shareholder if the Largest Management Shareholder is such Continuing Member, but the Largest Management Shareholder and the Third Largest Management Shareholder if the Second Largest Management Shareholder is such Continuing Member), and (iii) if each of the Continuing Members has either resigned from the Committee or ceased to be a Qualified Management Shareholder, then the Committee shall be comprised of the Largest Management Shareholder, the Second Largest Management Shareholder and the Third Largest Management Shareholder.

    In all cases, the Committee shall act by the vote of a majority of its members; provided, however, that neither a member of the Committee nor a member of his Family may be designated as a Designated Management Optionee except upon the affirmative vote of all other members of the Committee.

    A "Qualified Management Shareholder" is each of Brennan and Lieberman and any other person who is a Management Shareholder and employed by a member of the Ward Group. A person (including each of Brennan and Lieberman) shall cease to be a Qualified Management Shareholder if (i) he ceases to be a Management Shareholder, (ii) he dies, (iii) he is adjudicated incompetent,
  (iv) in the case of Lieberman, he ceases to be a director of the Company or
  (v) in the case of any Management Shareholder other than Brennan and Lieberman, no member of the Ward Group employs such Management Shareholder.

    An "Event" means that Brennan has resigned from the Committee or ceased to be a Qualified Management Shareholder.

    The "Largest Management Shareholder" shall be the Management Shareholder (other than Brennan and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares (as herein defined) subject to the Terms and Conditions (as herein defined)) as compared to each other Management Shareholder (other than Brennan and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve as a member of the Committee.

    The "Second Largest Management Shareholder" shall be the Management Shareholder (other than Brennan, the Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares subject to the Terms and Conditions) as compared to each other Management Shareholder (other than Brennan, the Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve on the Committee.

    The "Third Largest Management Shareholder" shall be the Management Shareholder (other than Brennan, the Largest Management Shareholder, the Second Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) who, from time to time, is employed by a member of the Ward Group and is the owner of the largest number of Shares (including Plan Shares subject to the Terms and Conditions) as compared to each other Management Shareholder (other than Brennan, the Largest Management Shareholder, the Second Largest Management Shareholder and any Management Shareholder who is not willing or able to serve on the Committee) and who is willing and able to serve on the Committee.

    For the purposes of the foregoing provisions of this paragraph (w), a Management Shareholder shall be deemed to own all Shares (including Plan Shares subject to the Terms and Conditions) owned by his

  Permitted Transferees. In the event that two or more persons own the same number of Shares so that each, in the absence of the other (or others, as the case may be) would be the Largest Management Shareholder, the Second Largest Management Shareholder or the Third Largest Management Shareholder (as the case may be), then the remaining member (or members, as the case may be) of the Committee from time to time shall determine which of such person or persons shall be deemed to be the Largest Management Shareholder, the Second Largest Management Shareholder or the Third Largest Management Shareholder, as the case may be, and, in the event that there are no members of the Committee remaining to make such determination or the remaining members of the Committee are unable to make such determination in accordance with the Committee's majority voting requirements as set forth above, then such determination shall be made on the basis of seniority of service with the Ward Group.

    (x) "Employee Stock Option Plan" or "Plan" shall mean a stock option plan for the benefit of the employees, advisors and consultants of the Ward Group and directors of the Company adopted by the Board of Directors, pursuant to which such employees, advisors, consultants and directors may be granted options to purchase Class A Shares. The Shares issued pursuant to the Employee Stock Option Plan shall, in the case of Shares issued to employees of the Ward Group, be subject to options to purchase such Shares upon termination of employment with the Ward Group, and restrictions on Transfers, which, unless otherwise changed or waived by 2/3 of the members of the Board of Directors, are reasonably similar to those which are set forth in this Agreement;

    (y) "Escrow Agent" shall have the meaning set forth in Section 3.13;

    (z) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time;

    (aa) "Fair Market Value per Share" shall have the meaning set forth in
  Section 3.10;

    (bb) "Family" shall mean a spouse or descendant or ancestor of a Management Shareholder, or a spouse of a descendant or ancestor of a Management Shareholder, or a trustee of a trust or custodian of a custodianship primarily for the benefit of one or more of the foregoing and/or a Management Shareholder;

    (cc) "First Period" shall have the meaning set forth in Section 2.3(c);

    (cc)(A) "Fully Diluted Non-Series 3 Outstanding Amount" shall mean the Fully Diluted Outstanding Amount (as herein defined) less the sum of (x) the number of Series 3 Shares outstanding on the date of determination plus
  (y) the number of Series 3 Shares subject to purchase pursuant to Options (as herein defined) or Purchase Rights (as herein defined) outstanding on the date of determination (whether or not such Options or Purchase Rights are exercisable on the applicable date of determination);

    (cc)(B) "Fully Diluted Outstanding Amount" shall mean the number of Class A Shares of all series which are outstanding on the date of determination plus the number of Class A Shares of all series subject to purchase pursuant to Options or Purchase Rights outstanding on the date of determination (whether or not such Options or Purchase Rights are exercisable on the applicable date of determination);

    (dd) "GE Capital Affiliate" shall mean any entity which, at the time of the applicable determination, GE Capital controls, which controls GE Capital, or which is under common control with GE Capital, but does not include the Ward Group or any member thereof. For the purposes of the preceding sentence, "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise. Without limiting the generality of the foregoing, as of the date of this Agreement, Kidder, Peabody Group, Inc. ("Kidder, Peabody") is a GE Capital Affiliate;

    (ee) "Group" shall have the meaning set forth in Section 6.1(a)(i);

    (ff) "Indemnitees" shall mean Brennan, Dominic M. Mangone and Edwin G. Pohlmann;

    (ff)(A) "Insider" shall have the meaning set forth in Section 3.15;

    (gg) "Insurance Proceeds" shall have the meaning set forth in Section
  3.8(a);

    (hh) "Limitations" shall have the meaning set forth in Section 4.2;

    (ii) "Management Shareholders" or "Management Shareholder" shall mean a Type 1 Management Shareholder (as herein defined) or a Type 2 Management Shareholder (as herein defined), without distinction;

    (jj) "Non-Plan Shares" shall mean all Shares other than Plan Shares (as herein defined);

    (jj)(A) "Non-Series 3 Outstanding Amount" shall mean the Outstanding Amount less the number of Series 3 Shares outstanding on the date of determination;

    (kk) "Option" shall mean an option to acquire Shares granted pursuant to the Employee Stock Option Plan;

    (ll) "Originally Scheduled Article III Closing Date" shall have the meaning set forth in Section 4.1(b);

    (mm) "Outstanding Amount" shall mean the number of Class A Shares of all series which are outstanding on the date of determination;

    (mm)(A) "Participant" shall mean any person who has been either granted an Award, provided a Purchase Right and/or granted an Option by the Company pursuant to the Employee Stock Option Plan;

    (nn) "Period" shall have the meaning set forth in Section 2.3(c);

    (oo) "Permanent Disability" shall mean the total permanent disability of a Management Shareholder who is an employee of the Ward Group, as determined in accordance with the published policies (in effect on the applicable date) of the Ward Group with respect to the determination of total permanent disability;

    (oo)(A) "Permanently Disabled" shall mean, with respect to any individual, that such individual has suffered a Permanent Disability;

    (pp) "Permitted Transferee" shall mean:

      (i) a Person, other than a Management Shareholder, to whom Shares are Transferred pursuant to and in compliance with the provisions of
    Section 2.2(b); and

      (ii) a member of the Family of a Management Shareholder who has either (x) acquired Shares by virtue of having been designated a Designated Management Optionee by the Designator or (y) acquired Shares on or about the date hereof and joined in this Agreement as a Permitted Transferee of said Management Shareholder.

  Each reference herein to a Permitted Transferee of a particular Management Shareholder shall mean (x) a Permitted Transferee owning Shares which that Management Shareholder was the last Management Shareholder to own, and (y) a member of the Family of that Management Shareholder who has acquired Shares in a manner set forth in (ii) above;

    (qq) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, association, corporation, trust, institution, public benefit corporation, entity or government;

    (rr) "Piggyback Registration" shall have the meaning set forth in Section 6.2(a);

    (ss) Intentionally omitted;

    (tt) "Plan Shares" shall mean (i) Shares received by the holder thereof pursuant to the Employee Stock Option Plan; and (ii) Shares held by a Permitted Transferee of a Management Shareholder, if such Shares would be Plan Shares pursuant to clause (i) above if held by such Management Shareholder;

    (uu) "Pledgee" shall have the meaning set forth in Section 2.2(c);

    (vv) "Post-Termination Death" shall have the meaning set forth in Section
  3.3;

    (vv)(A) "Preferred Stock" shall have the meaning set forth in Recital C;

    (ww) "Public Offering Termination Date" shall mean the date, if any, on which, as a result of the public sale or issuance of shares of common stock pursuant to one or more registration statements under the Act (other than pursuant to the Employee Stock Option Plan or pursuant to a registration statement to register shares primarily or exclusively for Transfer (as hereinafter defined) upon exercise of options pursuant to Article III of this Agreement or the Terms and Conditions or in connection therewith) and/or the public sale of shares of common stock under Rule 144 (as herein defined), 25% or more of the outstanding shares of voting common stock of the Company consist of shares of voting common stock of the Company which have been so issued or sold;

    (ww)(A) "Purchase Agreement" shall have the meaning set forth in Recital
  A;

    (xx) "Purchase Price" shall have the meaning set forth in Section 3.7;

    (yy) "Purchase Right" shall mean an option to acquire Shares granted pursuant to the terms of the Employee Stock Option Plan, identified as such and generally to be exercised during a shorter period of time than other Options granted pursuant to the terms of the Employee Stock Option Plan;

    (zz) "Registration" and "Registration Statement" shall have the meanings set forth in Section 6.3;

    (aaa) "Registration Expenses" shall have the meaning set forth in Section 6.6(a);

    (bbb) "Rule 144" shall mean Rule 144, as amended, promulgated by the Commission under the Act;

    (ccc) "Second Period" shall have the meaning set forth in Section 2.3(c);

    (ddd) "Second Transfer Notice" shall have the meaning set forth in
  Section 2.8(b);

    (eee) "Series 1 Amount" shall mean the number twenty-five million (25,000,000);

    (fff) "Shareholder" shall mean a Management Shareholder, a Permitted Transferee, GE Capital, or a GE Capital Affiliate, in each case who is the owner of Shares, or any Person owning Shares who is no longer a GE Capital Affiliate but who was a GE Capital Affiliate at the time such Person first acquired Shares;

    (ggg) "Shares" shall, except as otherwise specifically provided herein, mean the shares of common stock of the Company, without distinction as to class or series, and shall include certificates of beneficial interest issued by the Voting Trustee (as herein defined), pursuant to a Voting Trust Agreement (as herein defined); provided, however, that (and without implication that a contrary result was intended, but by way of clarification):

      (i) for the purposes of determining the number of Shares eligible to vote or receive distributions, there shall be no duplication as between Shares held by the Voting Trustee, on the one hand, and certificates of beneficial interest issued by the Voting Trustee, on the other hand; and

      (ii) where the right to vote Shares or execute consents is granted or required pursuant to the provisions of this Agreement, except as otherwise expressly provided in Section 8.17, the term "Shares" shall not include certificates of beneficial interest issued by the Voting Trustee under a Voting Trust Agreement;

  and this Agreement shall be interpreted in accordance with the foregoing proviso to the extent the context so requires; provided, further, that for the purposes of Sections 1.2(jj), 1.2(tt), 1.2(sss), the first sentence of
  Section 1.9, Article II, Sections 3.1, 3.2, 3.3, 3.5 and 3.6, Article VI and Sections 8.1, 8.2 and 8.3 of this Agreement, a share of common stock of the Company shall cease to be a Share at such time as such Share:

      (iii) has been effectively registered and disposed of in accordance with a registration statement under the Act covering it (other than a registration statement in connection with the Employee Stock Option Plan or Article III of this Agreement or the Terms and Conditions); or

      (iv) has been sold publicly pursuant to Rule 144 after the Public Offering Termination Date;

  and the legend referred to in Section 8.1 has been removed from the certificate representing such Share, even if such share of common stock is subsequently acquired by a Shareholder (but, without implication that the contrary would otherwise be true, with respect to Section 6.11(e), the fact that a share of common stock of the Company has ceased to be a Share hereunder pursuant to this subsection shall not operate to divest any Person of any rights under said Section 6.11(e) with respect to prior participation in a Registration by such Person); and provided, further, that a share of common stock shall cease to be a Share for the purposes of
  Article II at such time as such Share has been sold in a foreclosure sale by a Person to whom said Share has been pledged pursuant to Section 3.9, or retained by such Person in lieu of foreclosure of such pledge;

    (hhh) "Solicitation Period" shall have the meaning set forth in Section 2.8(b);

    (hhh)(A) "Termination" shall have the meaning set forth in Section 3.15;

    (hhh)(B) "Terms and Conditions" shall mean those certain Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions agreed to by participants in the Employee Stock Option Plan, as such Terms and Conditions are amended from time to time.

    (iii) "Third Party Offer" shall mean a bona fide written offer to purchase Shares;

    (jjj) "Trading Period" shall have the meaning set forth in Section
  3.10(b);

    (kkk) "Transfer" shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition of Shares, or, in the case of the Company, any issuance or sale of Shares, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death;

    (lll) "Transferee" shall mean a Person who has made a Third Party Offer or to whom a Transfer for no consideration is proposed to be made;

    (mmm) "Transferor" shall mean a Person who shall propose to Transfer Shares pursuant to Article II;

    (nnn) "Transfer Notice" shall mean a written notice of a proposed
  Transfer;

    (ooo) "Type 1 Management Shareholder" shall mean Brennan, Silas S. Cathcart ("Cathcart"), Lieberman and any other Person who is designated by the Designator as a Type 1 Management Shareholder and who concurrently herewith or at any time hereafter, in contemplation of that Person's acquisition of Shares, executes a counterpart of, or joins in and agrees to be bound by, this Agreement as a Type 1 Management Shareholder. Other than Brennan, Cathcart and Lieberman, as long as GE Capital and GE Capital Affiliates own, in the aggregate, at least 20% of the Shares which they acquired in June, 1988, no Person shall be designated as a Type 1 Management Shareholder without the prior consent of GE Capital, which consent shall not unreasonably be withheld;

    (ppp) "Type 2 Management Shareholder" shall mean any person who concurrently herewith or at any time hereafter, in contemplation of that Person's acquisition of Shares, executes a counterpart of, or joins in and agrees to be bound by, this Agreement as a Type 2 Management Shareholder. Unless that Person has been designated by the Designator as, or is already, a Type 1 Management Shareholder, Type 2 Management Shareholders shall include all Persons who acquire Options or Purchase Rights or Class A Shares pursuant to Awards or the exercise of Options or Purchase Rights and who join in this Agreement or are required to hold such Class A Shares subject to the terms of this Agreement;

    (qqq) Intentionally omitted;

    (rrr) Intentionally omitted;

    (rrr)(A) "Vesting Date" shall have the meaning set forth in Section
  1.2(sss);

    (sss) "Vested Shares" shall mean (x) with respect to a Type 1 Management Shareholder and his Permitted Transferees, all Shares owned by them, and
  (y) with respect to a Type 2 Management Shareholder and his Permitted Transferees, that number of Shares owned by them, as a group, equal to the amount determined, on the date of determination ("Vesting Date"), by adding
  A. below plus B.

  below plus C. below plus D. below, and then subtracting E. below, where A., B., C., D. and E. are as follows:

      A. the aggregate number of Shares theretofore acquired by them as a group (other than from each other) which as to them as a group are Non-Plan Shares and which, at the time of acquisition by any member of the group, were Vested Shares in the hands of the Person who Transferred such Shares to any one of them or were designated, at the time of acquisition of such Shares by the Management Shareholder or his Permitted Transferees, as Vested Shares by the Company or the Designator pursuant to the provisions hereof;

      B. the number of Non-Plan Shares determined by multiplying the total number of Non-Plan Shares theretofore acquired by them as a group (other than from each other) and not described in subparagraph A. next above by the Percentage of Vesting for Non-Plan Shares in effect on the Vesting Date;

      C. the number of Plan Shares determined by multiplying the total number of Plan Shares theretofore acquired by them as a group (other than from each other), including the number of Plan Shares Awarded to them or purchased pursuant to the exercise of Purchase Rights, but excluding the number of Plan Shares acquired pursuant to exercise of Options, by the Percentage of Vesting applicable to each of such Plan Shares in effect on the Vesting Date;

      D. the lesser of (i) the number of Plan Shares determined by multiplying the total number of Plan Shares purchased or subject to purchase by them under outstanding or previously exercised Options (whether or not exercisable) by the Percentage of Vesting applicable to each Plan Share so purchased or subject to purchase pursuant to an Option on the Vesting Date, and (ii) the number of Plan Shares theretofore acquired by them pursuant to exercise of Options;

      E. the aggregate number of Vested Shares theretofore disposed of by them, as a group (other than to or among each other).

  The number of Vested Shares and Shares which are not Vested Shares owned in the aggregate by a Management Shareholder and his Permitted Transferees shall be allocated among them proportionately to the numbers of Shares owned by each of them. In the event of the occurrence of an event which would give rise to options contained in Section 3.2 (whether or not such options are exercised), the Percentage of Vesting shall be 100%. The Percentage of Vesting of a Type 2 Management Shareholder (and his Permitted Transferees) whose employment with the Ward Group has been terminated for Cause shall be 0%.

  In all other events, as to a Type 2 Management Shareholder and his Permitted Transferees, the Percentage of Vesting for Non-Plan Shares shall be determined as follows:

      IF THE VESTING DATE IS                                       THE PERCENTAGE
         ON OR AFTER THE:               AND BEFORE THE:            OF VESTING IS:
      ----------------------            ---------------            --------------
     Date of this Agreement        First anniversary of the              0%
                                    Acquisition Date
     First anniversary of the      Second anniversary of the            20%
      Acquisition Date              Acquisition Date
     Second anniversary of the     Third anniversary of the             40%
      Acquisition Date              Acquisition Date
     Third anniversary of the      Fourth anniversary of the            60%
      Acquisition Date              Acquisition Date
     Fourth anniversary of the     Fifth anniversary of the             80%
      Acquisition Date              Acquisition Date
     Fifth anniversary of the      any time thereafter                  100%
      Acquisition Date

  except to the extent otherwise provided by the Designator in writing to the Company and to the applicable Type 2 Management Shareholder, including, without limitation, in connection with the acquisition of specific Shares (in which event the formula for determining the number of Vested Shares as set forth above in the first paragraph of this subsection (sss) shall be appropriately adjusted to take account of such vesting schedule with respect to such specific Shares).

    In all other cases, as to a Type 2 Management Shareholder and his Permitted Transferees, the Percentage of Vesting for Plan Shares shall be, if the Vesting Date is before the first anniversary of the Vesting Period Commencement Date (as herein defined), 0%; on or after the first anniversary and before the second anniversary of the Vesting Period Commencement Date, 20%; on or after the second anniversary and before the third anniversary of the Vesting Period Commencement Date, 40%; on or after the third anniversary and before the fourth anniversary of the Vesting Period Commencement Date, 60%; on or after the fourth anniversary and before the fifth anniversary of the Vesting Period Commencement Date, 80%; and on or after the fifth anniversary of the Vesting Period Commencement Date, 100%. Notwithstanding the foregoing, (i) unless otherwise determined in writing by the Designator, Plan Shares purchased upon exercise of an Option become Vested Shares upon such purchase and (ii) Plan Shares acquired pursuant to an Award or Purchase Right shall become Vested Shares in accordance with any alternative vesting schedule provided by the Designator in writing to the Company and to the Type 2 Management Shareholder (in each of which events, the formula for determining the number of Vested Shares as set forth above in the first paragraph of this subsection (sss) shall be appropriately adjusted to take account of the vesting of such Shares upon the purchase pursuant to exercise of an Option or pursuant to such alternative vesting schedule, as the case may be).

    In the following instances the Vesting Date shall be the following date:

      (i) in the case of a Transfer of Shares pursuant to Article II (other than Section 2.2(a) or 2.2(i) thereof), the date on which a Transfer Notice is served;

      (ii) in the case of a Transfer of Shares pursuant to Section 2.2(a), the date of approval of the proposed Transfer by the Board of Directors;

      (iii) in the case of a sale of Shares under Rule 144 permitted by
    Section 2.2(i), the date the Management Shareholder or his Permitted Transferee Transferred Shares utilizing Rule 144;

      (iv) in the case of a purchase of Shares pursuant to Article III, the date of termination of the applicable Type 2 Management Shareholder's employment with the Ward Group for any reason whatsoever;

      (v) in the case of an exercise of rights under Article VI, the date on which the Management Shareholder or Permitted Transferee makes a Demand or requests inclusion of any of such Shares in a Registration Statement (as the case may be).

    Notwithstanding the foregoing provisions of this paragraph (sss):

      (vi) in the case of a purchase of Shares pursuant to Article III from a Type 2 Management Shareholder whose Percentage of Vesting, in accordance with the foregoing, is less than 100%, the Board of Directors, in its discretion, may increase the Percentage of Vesting as determined in accordance with the foregoing, but not in excess of 100%;

      (vii) in the case of termination of employment of a Type 2 Management Shareholder with the Ward Group (other than for Cause), where not all Shares owned by that Management Shareholder and his Permitted Transferees were purchased in accordance with Section 3.1, on the
    Article III Closing Date those Shares not so purchased which were not Vested Shares as of the date of termination of employment shall become Vested Shares for all purposes of this Agreement other than Section 3.3, and for the purposes of Section 3.3 said Shares shall not thereafter become Vested Shares;

      (viii) in connection with any issuance or sale of Shares by the Company, the Company may designate all or any portion of such Shares as Vested Shares;

      (ix) at any time and from time to time, after the Closing Date, upon written notice delivered to the Company, the Designator may increase the Percentage of Vesting otherwise applicable to a Type 2 Management Shareholder and his Permitted Transferees, but not in excess of 100%;

      (x) on the Public Offering Termination Date, except for the purposes of Section 3.3, all Shares which are not then Vested Shares shall become Vested Shares;

    (ttt) "Vesting Period Commencement Date" shall mean (i) in the case of an Award, the date of the grant of an Award; (ii) in the case of a Purchase Right, the date of exercise of the Purchase Right; (iii) in the case of an Option, the date of grant of the Option;

    (uuu) "Voting Trust Agreement" shall mean each of that certain Voting Trust Agreement, dated as of June 20, 1988, among Brennan and the other individuals who are parties thereto (the "1988 Voting Trust Agreement"),
  that certain Voting Trust Agreement, dated as of October    , 1994, among
  Brennan, the Company and the individuals who are parties thereto (the "1994 Voting Trust Agreement") as well as all agreements adopted hereafter which have substantially similar provisions (without giving effect to time periods) as the 1988 Voting Trust Agreement and as the 1994 Voting Trust Agreement and to which any shares of common stock of the Company are subject;

    (vvv) "Voting Trustee" shall mean the Person serving as voting trustee under the applicable Voting Trust Agreement;

    (www) "Ward Group" shall mean the Company and its direct and indirect subsidiaries.

  1.3 Securities Law Restrictions. In addition to the restrictions on the Transfer of Shares which are contained in this Agreement, each Shareholder represents and warrants to the Company, and agrees and acknowledges, that:

    (a) all Shares acquired by or for such Shareholder in transactions which have not been registered pursuant to the Act are being or have been acquired solely for such Shareholder's own account, for investment purposes only and not with a view toward the distribution thereof (within the meaning of the Act), and that, irrespective of any other provisions of this Agreement, any Transfer of such Shares will be made only in compliance with all applicable federal and state securities laws, including, without limitation, the Act;

    (b) except to the extent so registered or as provided in Article VI hereof, the Company is not required to register any Shares acquired by or for such Shareholder under the Act, and such Shares must be held by such Shareholder until such Shares are registered under the Act or an exemption from such registration is available; that the Company will have no obligation to take any actions that may be necessary to make available any exemption from registration under the Act; and that the Company will place "stop transfer" restrictions on the party responsible for recording Transfers of Shares;

    (c) the Shareholder is familiar with Rule 144, which establishes guidelines governing, among other things, the resale of "restricted securities" (that is, securities which are acquired from the issuer of such securities in a transaction not involving any public offering);

    (d) Rule 144 may not be available for Transfers of the Shares, because, among other things, the Company, at the time of the proposed Transfer of Shares, may not be required to file the reports required to be filed by
  Section 15(d) of the Exchange Act and may not then have a class of securities registered pursuant to Section 12 of the Exchange Act; and, even if the Company is then required to file reports under the Exchange Act, and has filed all reports required to be filed, reliance on Rule 144 to Transfer securities is subject to other restrictions and limitations, as set forth in Rule 144; and

    (e) in connection with any Transfer of the Shares, under Rule 144 or pursuant to some other exemption, the Shareholder may, if required by the Company, be required to deliver to the Company an opinion from counsel for the Shareholder, and/or receive an opinion from counsel for the Company, to the effect that all applicable federal and state securities law requirements have been met.

  1.4 Transferability of Certain Shares. Shares issued by the Company pursuant to a stock dividend, stock split, reclassification, or like action, or pursuant to the exercise of a right granted by the Company to all its stockholders to purchase Shares on a proportionate basis, shall be Transferred only, and for all purposes be treated, in the same manner as, and be subject to the same options with respect to, the Shares which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase Shares on a proportionate basis were granted. Notwithstanding the definition of "Shares" herein and without implication that such definition would require a contrary result, in the event of a merger of the Company where this Agreement does not terminate pursuant to Section 8.2(c), shares of stock and/or securities convertible into shares of stock issued in exchange for Shares shall thereafter be deemed to be Shares which are subject to the terms of this Agreement.

  1.5 Duration of Certain Portions of Article II and Certain Portions of
Article III. From and after the Public Offering Termination Date:

    (a) the provisions of Article II shall cease to be in effect as to any Shareholder other than a Controlling Shareholder; provided, however, that from and after the Public Offering Termination Date, the Designator may waive the application of the provisions of Article II as to any particular Transfer by a Controlling Shareholder (including a Transfer by the Designator himself) or terminate the provisions of Article II as to all Controlling Shareholders; provided, further, that as long as GE Capital and the GE Capital Affiliates own, in the aggregate, 10% or more of the outstanding shares of common stock of the Company and Brennan is a Controlling Shareholder, the consent of GE Capital shall be required as to any waiver or termination of the provisions of Article II with respect to a Transfer by Brennan or any of his Permitted Transferees. For the purposes hereof, a Controlling Shareholder shall be a Shareholder who owns (or whose voting trust certificates represent) 1% or more of the outstanding shares of common stock of the Company. For the purpose of the preceding sentence, there shall be full attribution of ownership between a Management Shareholder and his Permitted Transferees, and between GE Capital and the GE Capital Affiliates;

    (b) the provisions of Section 3.2(a) and Sections 3.5 and 3.6, shall terminate, and all references in Sections 3.2(b) and (c) to the 90-day period referred to in Section 3.2(a) shall be eliminated from said sections.

  1.6 Duration of Certain Portions of Article V. Anything in this Agreement to the contrary notwithstanding, (a) the provisions of Article V of this Agreement, to the extent they constitute an agreement with respect to the manner in which Shares shall be voted, and, (b) unless sooner terminated pursuant to other provisions of this Agreement, Section 5.3, shall be in effect only until the tenth anniversary of the date of this Agreement.

  1.7 Withholding. Each Management Shareholder shall pay, or make arrangements to pay, all federal, state and local income taxes which may be assessed upon such Management Shareholder in connection with his ownership of Shares, including, without limitation, taxes which may be imposed in connection with the lapse or release of any restrictions set forth herein with respect to the Shares. In any case in which any member of the Ward Group is legally required to withhold such taxes, such payment shall be made on or before the date such withholding is required. In the event any such payment is not made when due and any member of the Ward Group is legally required to withhold such taxes, then, to the extent permitted by law, the Company shall have the right to do any of the following in its sole discretion: (i) direct the applicable Voting Trustee to sell such number of Shares subject to a Voting Trust Agreement which are beneficially owned by the Management Shareholder as may be necessary in order that the net proceeds of sale will equal the member of the Ward Group's withholding obligation (with such Shares remaining subject to such Voting Trust Agreement), and pay such net proceeds to such member of the Ward Group; (ii) deduct the amount required to be withheld from funds otherwise due the Management Shareholder by the Ward Group (including, without limitation, salaries and proceeds of the sale of Shares sold to the Company pursuant to the provisions of this Agreement), and pay the amount so deducted to such member of the Ward Group; or (iii) pursue any other legal or equitable right or remedy.

  1.8 Applicability to Plan Shares. Unless otherwise specifically agreed between a Management Shareholder, the Designator and the Company, all Shares held by a Management Shareholder and his Permitted Transferees, including Plan Shares, shall be held subject to the provisions of this Agreement and not the Terms and Conditions.

  1.9 Joinder in Agreement. Except as contemplated by this Agreement, Shares shall not be Transferred to any Person who is not a signatory to this Agreement unless that Person shall have executed and delivered such documents as are deemed reasonably necessary by the Company, in consultation with its counsel, to evidence such Person's acceptance of, and agreement to be bound by, the provisions of this Agreement. Without limiting the generality of the foregoing, such documents shall contain the representations, warranties and covenants set forth in Section 1.3 hereof.

  1.10 Adjustment for Dilutive Events. Whenever this Agreement contains a reference to a percentage of the number of Shares acquired by a Shareholder on a specific date, during a specific time period or on "the date the Shareholder first acquired Shares," the number of Shares to which such percentage shall be applied shall be adjusted to take into account stock splits, stock dividends, reverse stock splits and similar dilutive events.

  1.11 Shortening or Lengthening of Option Periods. Whenever in Article II or
Article III the Company, a Designated Management Optionee or a Shareholder is given an option to purchase or sell Shares which is exercisable during a given period of time, if the Company, that Designated Management Optionee (or the Designator, if no persons are to be designated as Designated Management Optionees) or that Shareholder (as the case may be) chooses not to exercise that option, the Company, that Designated Management Optionee (or the Designator, if no persons are to be designated as Designated Management Optionees) or that Shareholder (as the case may be) may deliver written notice of that fact to the Company (in the case where a Designated Management Optionee (or the Designator, if no persons are to be designated as Designated Management Optionees) or a Shareholder is relinquishing an option) and the Designator (except in the case where no persons are to be designated as Designated Management Optionees). In such event, the applicable option period shall be deemed to have ended with respect to the Company, such Designated Management Optionee (or Designated Management Optionees, as the case may be) or such Shareholder (as the case may be) on the date on which such notice is delivered. Any period during which an option to purchase is exercisable may be extended by agreement of the party subject thereto. In such event, options to purchase which are subsequent to the option with respect to which the period is extended shall become exercisable on the date upon which the immediately preceding option expires.

  1.12 Action by 2/3 of Members of Board of Directors. Whenever in this Agreement the vote, consent or waiver of 2/3 of the members of the Board of Directors is required, the number of directors required shall be determined without regard to any vacancies on the Board of Directors.

  1.13 Execution of Voting Trust Agreement by Participants. At any time in which a Voting Trust Agreement is in effect, as a condition to any Award, grant of a Purchase Right, or exercise of an Option, the Participant who is (or in connection therewith becomes) subject to this Agreement shall be required to execute a counterpart of a Voting Trust Agreement designated by the Designator, transfer the Shares to be acquired to the applicable Voting Trustee in exchange for certificates of beneficial interest representing a like number of Shares, and take such other steps as may be necessary in order that the applicable Voting Trustee shall have the sole voting power with respect to the Shares acquired by such Participant.

                                   ARTICLE II

                         Voluntary Transfers of Shares

  2.1 General Effect of Agreement. Unless a Transfer of Shares is made in accordance with the provisions of this Agreement, it shall not be valid or have any force or effect.

  2.2 Certain Permitted Transfers of Shares. Anything contained in this Agreement to the contrary notwithstanding, Shares may be Transferred:

    (a) subject to Section 5.3(p), by a holder of Shares with the prior approval of the Board of Directors, either subject to this Agreement or otherwise, as the Board of Directors shall determine;

    (b)(i) by a Management Shareholder to any member of his Family;

      (ii) by a member of the Family of a Management Shareholder to any other member of the Family of that Management Shareholder, or to that Management Shareholder;

      (iii) to the personal representative of a Management Shareholder or Permitted Transferee who is deceased or adjudicated incompetent;

      (iv) subject to the provisions of Section 3.2, 3.3 or 3.5 (as the case may be), by the personal representative of a Management
    Shareholder or Permitted Transferee who is deceased or adjudicated incompetent to any member of said Management Shareholder's Family;

      (v) upon termination of a trust or custodianship which is a Permitted Transferee, by the trustee of such trust or custodian of such custodianship to the person or persons who, in accordance with the provisions of said trust or custodianship, are entitled to receive the Shares held in trust or custody;

    (c) by a Management Shareholder to a bank or other institutional lender (a "Pledgee"), as collateral security for a loan to the Management Shareholder to solely finance the acquisition of such Shares; provided, however, that in connection with the exercise of any rights under such pledge, including without limitation any foreclosure thereof, the Pledgee shall be obligated to comply with Sections 2.4 through 2.10, both inclusive (it being understood that following the pledge of Shares to a Pledgee, the character of such Shares as Vested Shares or otherwise shall be determined as if such pledge had not occurred, and, for the purposes of Section 1.2(sss)E., a Transfer of such Shares by the Pledgee (other than to the pledgor) shall be deemed to be a Transfer of such Shares by the pledgor);

    (d) by a Voting Trustee (i) pursuant to clause (i) of Section 1.7, or
  (ii) to the applicable Management Shareholders and Permitted Transferees who are beneficiaries under the applicable Voting Trust Agreement, upon the termination of such Voting Trust Agreement or the release of said Shares therefrom;

    (e) pursuant to Articles III or VI;

    (f) by Brennan or his personal representative (as the case may be) to any Management Shareholder, and by any Management Shareholder or Permitted Transferee to Brennan;

    (g) by GE Capital to any GE Capital Affiliate, and by any GE Capital Affiliate to any other GE Capital Affiliate or to GE Capital; provided, however, that if GE Capital or such GE Capital Affiliate shall Transfer Shares to a GE Capital Affiliate formed for the principal purpose of owning such Shares, or whose principal asset consists of such Shares (whether at the time of the Transfer of the Shares to such entity or at the time of a subsequent transfer of the shares or other ownership interests of such entity), a subsequent transfer of the shares (or other ownership interest) of such entity shall be deemed to constitute a Transfer of Shares for the purposes of this Agreement;

    (h) by the Company, either subject to this Agreement or otherwise, as the Board of Directors shall determine, pursuant to (x) Section 5.3(f), or (y) the Employee Stock Option Plan;

    (i) provided that such Shares are not subject to a Voting Trust Agreement, and provided that Section 2.3 (except paragraph (d) threof) has been complied with as if the Transfer was being made pursuant to Sections
  2.4 through 2.10, both inclusive, (i) pursuant to Rule 144 or (ii) with respect to Shares which are not "restricted securities" within the meaning of Rule 144, pursuant to Rule 144 or any other applicable exemption under the Act;

    (j) by a Person to whom such Shares have been pledged pursuant to Section 3.9, in connection with the exercise of that Person's rights under such pledge, including, without limitation, any foreclosure thereof;

    (k) by a Management Shareholder to a Pledgee, as collateral security for a loan to the Management Shareholder pursuant to the line of credit program which has been established with certain banks under which loans are available to certain associates of the Company, which loans are to be secured by an amount of such associate's Shares and which loans the Company has agreed to repurchase in the event any individual should default on his or her repayment obligations with respect thereto (the "Line of Credit Program") and by the Pledgee to the Company or any other member of the Ward Group pursuant to such Line of Credit Program; provided, however, that in connection with the exercise of any rights under such pledge (other than a transfer to the Company or any other member of the Ward Group), including, without limitation, any foreclosure thereof, the Pledgee (other than the Company as assignee of or successor to the rights of a Pledgee) shall be obligated to comply with Sections 2.4 through 2.10, both inclusive (it being understood that following the pledge of Shares to a Pledgee, the character of such Shares as Vested Shares or otherwise shall be determined as if such pledge had not occurred, and for the purposes of Section 1.2
  (sss)E., a Transfer of such Shares by the Pledgee (other than to the pledgor or the Company or any other member of the Ward Group pursuant to such Line of Credit Program) shall be deemed to be a Transfer of such Shares by the pledgor); provided further that, except as otherwise provided in this subparagraph (k), the Shares subject to such pledge shall remain in all respects subject to the terms and provisions of this Agreement, including, without limitation, the put and call rights set forth in Article III of this Agreement and the rights of refusal set forth in Article II of this Agreement. The Company may resell to any person any Shares which the Company has acquired as an assignee of, or a successor to the rights of, a Pledgee or otherwise pursuant to the Line of Credit Program, on such terms as the Board of Directors shall determine, and such sale shall not be subject to any of the restrictions or rights of first refusal set forth in
  Article II of this Agreement; and

    (l) by a Management Shareholder or a Permitted Transferee to the Company as collateral security for a loan to the Management Shareholder or his or her Permitted Transferee solely to finance the acquisition of Shares under the terms of the Montgomery Ward Holding Corp. Loan Program or any such successor program or any program with substantially the same terms (the "MWHC Loan Program"). The Company may resell to any person any Shares which the Company has acquired as pledgee or otherwise pursuant to the MWHC Loan Program, on such terms as the Board of Directors shall determine, and such sale shall not be subject to any of the restrictions or rights of first refusal set forth in Article II of this Agreement.

Regardless of the party to whom a Transfer of Shares is made pursuant to this
Section 2.2, the Shares so Transferred shall thereafter continue to be subject to the terms, provisions and conditions of this Agreement; provided, however, that (x) unless the Board of Directors has determined otherwise or unless otherwise provided in Section 1.8 hereof, Shares Transferred pursuant to paragraphs (a) or (h) hereof, and (y) Shares Transferred pursuant to paragraphs
(i) or (j) hereof or Article VI, shall not be subject to the terms, provisions and conditions of this Agreement.

  2.3 Certain Prohibited Transfers. Without the prior written approval of the Board of Directors, the following Transfers of Shares pursuant to Sections 2.4 through 2.10, both inclusive, are prohibited:

    (a) no Management Shareholder or Permitted Transferee may Transfer Shares prior to the first to occur of (x) the third anniversary of the Acquisition Date and (y) the Public Offering Termination Date;

    (b) no Management Shareholder or Permitted Transferee may transfer Shares which are not Vested Shares or which are pledged to a Pledgee pursuant to the Line of Credit Program or to the Company pursuant to the MWHC Loan Program;

    (c) during the 12 month period (the "First Period") beginning on the first to occur of the third anniversary of the Acquisition Date and the Public Offering Termination Date, and during the 12 month period immediately following the First Period (the "Second Period", the First Period and the Second

  Period being referred to generally as a "Period"), neither a Management Shareholder nor any of his Permitted Transferees may Transfer Shares pursuant to Sections 2.4 through 2.10, both inclusive, to the extent such Transfer would result in the Transfer of more than 33 1/3% for the First Period and 50% for the Second Period of the Vested Shares (including, for this purpose, Plan Shares owned by such Management Shareholder or his Permitted Transferees which are subject to the Terms and Conditions) collectively owned by the Management Shareholder and all of his Permitted Transferees at the beginning of the applicable Period;

    (d) no Transferor (other than GE Capital, a present or former GE Capital Affiliate or a Pledgee) may Transfer Shares unless that Shareholder has received a Third Party Offer; and

    (e) neither GE Capital nor any present or former GE Capital Affiliate may, other than a Second Transfer Notice as contemplated by Section 2.8(b), serve a Transfer Notice prior to the expiration of 150 days following the date of expiration of the last option period which arose by virtue of the prior service by GE Capital or a present or former GE Capital Affiliate of a Transfer Notice.

  2.4 Notice of Transfer of Shares. Even though the requirements of Section 2.3 shall have been met, no Shares shall be Transferred, except as may be required by or permitted pursuant to the provisions of Section 2.2, Article III, Article IV or Article VI, unless the Transferor first serves a Transfer Notice upon the Company, the Designator and GE Capital, and thereafter complies with the remaining provisions of this Article II.

  2.5 Form of Transfer Notice. Each Transfer Notice shall specify:

    (a) the number of Shares which the Transferor proposes to Transfer and the consideration per Share which the Transferor desires to receive for said Transfer (which, in the case where the Transferor has received a Third Party Offer, shall be the consideration set forth in the Third Party Offer and which, in the case where a Pledgee is foreclosing a pledge of Shares pledged by a Type 2 Management Shareholder, shall not exceed the amount for which the Shares could be purchased pursuant to Section 3.1 if the Management Shareholder who had pledged the Shares to the Pledgee had ceased to be an employee of the Ward Group on the date of service of the Transfer Notice);

    (b) in any case in which the Transferor has received a Third Party Offer, the name, and business and residence addresses of the Transferee;

    (c) all of the material terms and conditions, including the terms and conditions of payment, upon which the Transferor proposes to Transfer said Shares (which, in the case where the Transferor has received a Third Party Offer, shall be the terms and conditions set forth in the Third Party Offer); and

    (d) the address of the Transferor to which notices of the exercise of the options herein provided shall be sent.

In any case in which the Transferor is required, pursuant to the provisions hereof, to obtain a Third Party Offer, the Transferor shall attach to the Transfer Notice a true and correct copy of the Third Party Offer. A proposed Transfer of Shares without consideration shall be deemed to be a proposed Transfer for a consideration of $.01 per Share (which shall be deemed to be the consideration per Share set forth in the Transfer Notice). In the event GE Capital or a present or former GE Capital Affiliate serves a Transfer Notice, the Transfer Notice shall, at the option of the Transferor, contain the identities of all Persons with whom the Transferor has had discussions regarding possible Transfers of Shares, and the identities of all Persons with whom the Transferor intends in good faith to have such discussions. During the time between the date on which GE Capital or a present or former GE Capital Affiliate serves a Transfer Notice, and the last date on which an option to purchase the Shares sought to be Transferred is exercisable as provided in
Section 2.7, the Transferor shall (if it has elected to include the information set forth in the preceding sentence in its Transfer Notice), by written notice to the Company and the Designator, update the information contained in the Transfer Notice not less frequently than monthly. During the 60-day period commencing on the date of service of a Transfer Notice served by GE Capital or a present or former GE Capital Affiliate, the

Transferor may, by written notice to the Company and the Designator, amend the Transfer Notice to add the identities of additional Persons with whom the Transferor has had discussions or intends in good faith to have discussions regarding Transfers of the Shares sought to be Transferred, but if such a written notice is served, the period of time in which the options set forth in
Section 2.7(c) may be exercised by the Designated Management Optionees shall be extended by 60 days from the date on which the last such written notice was served.

  2.6 Approval of Board of Directors. The options set forth in Section 2.7 or
2.8 shall be exercisable, and a Transfer of Shares to a Transferee can be made, only if the Board of Directors (and, in the case of a proposed transfer by Kidder, Peabody to any Person, other than a Management Shareholder, GE Capital or another GE Capital Affiliate, the Designator) within the 10-day period next following the date of service of the Transfer Notice (or, in the case of a Transfer pursuant to Section 2.8(b), the Second Transfer Notice), shall approve the Transferee as a prospective holder of Shares; provided, however, that the approval by the Board of Directors (and, to the extent required by the foregoing, the Designator) of a Transfer of Shares by GE Capital or a present or former GE Capital Affiliate shall not be required with respect to any Transfer Notice served by any of them after the fifth anniversary of the Closing Date, as long as the Transferee is not engaged in a Competing Business at the time of service of the Transfer Notice. In any case where approval by the Board of Directors (and, to the extent required by the foregoing, the Designator) for a proposed Transfer is required, subject to the following sentence, the Board of Directors (and, to the extent required by the foregoing, the Designator) shall not unreasonably withhold their approval of any Transferee, and shall not withhold their approval if the Transferee is then a Management Shareholder, GE Capital or a GE Capital Affiliate. However, the Board of Directors (and, in the case of a proposed transfer by Kidder, Peabody to any Person, other than a Management Shareholder, GE Capital or another GE Capital Affiliate, the Designator) may, in its sole discretion, withhold its or his approval of any Transferee which is then engaged in a Competing Business. The Board of Directors (and, in the case of a proposed transfer by Kidder, Peabody to any Person, other than a Management Shareholder, GE Capital or another GE Capital Affiliate, the Designator) shall be conclusively deemed to have approved the Transferee unless, prior to the expiration of the 10-day period, it or he shall notify the Transferor in writing of its or his disapproval.

  2.7 Options. Upon the service of a Transfer Notice, and provided that the Transferee has been approved by the Board of Directors as set forth in Section 2.6, options to purchase the Shares described therein shall be created, and may be exercised, as follows:

    (a) the service of a Transfer Notice by a Management Shareholder shall create:

      (i) options in each of the Designated Management Optionees (exercisable by service of written notice upon the Transferor, the Designator, GE Capital and the Company within the 45-day period next following the date of service of the Transfer Notice) to purchase all or any portion of the Shares described in the Transfer Notice, at the price and on the terms therein contained;

      (ii) an option in the Company (exercisable by service of written notice upon the Transferor, the Designator and GE Capital within the 15-day period next following the date of expiration of the 45-day period described in subparagraph (i) of this paragraph (a)) to purchase all or any portion of the Shares described in the Transfer Notice which were not purchased by the Designated Management Optionees, at the price and on the terms contained in the Transfer Notice; and

      (iii) an option in GE Capital (exercisable by service of written notice upon the Transferor, the Designator and the Company within the 15-day period next following the date of expiration of the 15-day period described in subparagraph (ii) of this paragraph (a)) to purchase all or any portion of the Shares described in the Transfer Notice which were not purchased by the Designated Management Optionees and the Company, at the price and on the terms contained in the Transfer Notice;

    (b) the service of a Transfer Notice by a Permitted Transferee shall create an option in his, her or its (as the case may be) Management Shareholder (exercisable by service of written notice upon the Transferor, the Designator, the Company and GE Capital within the 30-day period next following the date of service of the Transfer Notice) to purchase all or any portion of the Shares described therein, at the price and on the terms therein contained. If said Management Shareholder does not exercise the foregoing option with respect to all Shares described in the Transfer Notice, the optionees described in paragraph (a) above shall have the options to purchase the Shares with respect to which said Management Shareholder has not exercised his foregoing option that would have been created if said Management Shareholder had been the Transferor and if the Transfer Notice had been served on the last day of the 30-day period during which said Management Shareholder could have exercised his option pursuant to this paragraph (b);

    (c) the service of a Transfer Notice by GE Capital, a present or former GE Capital Affiliate, or a Pledgee shall create:

      (i) options in each of (x) the Designated Management Optionees and/or
    (y) in the case of a Transfer Notice served by GE Capital or a GE Capital Affiliate, any other Person designated by the Designator (exercisable by service of written notice upon the Transferor, the Designator and the Company within the 60-day period next following the date of service of the Transfer Notice) to purchase all or any portion of the Shares described in the Transfer Notice, at the price and on the terms therein contained (it being understood that in the event a Person referred to in clause (y), next above, acquires any Shares pursuant to the option granted to such Person, pursuant to this subparagraph (i), such Shares shall, following the acquisition thereof, be subject to such rights, options and restrictions, whether pursuant to this Agreement, or otherwise, as shall be agreed upon by the Designator and such Person) and if so agreed upon by the Designator and such Person, such Person, notwithstanding anything to the contrary elsewhere herein contained, shall not be required to join in and become a party to this Agreement;

      (ii) an option in the Company (exercisable by service of written notice upon the Transferor and the Designator within the 15-day period next following the date of expiration of the 60-day period described in subparagraph (i) of this paragraph (c)) to purchase all or any portion of the Shares described in the Transfer Notice which the Designated Management Optionees and Persons specified in clause (y) of paragraph
    (i) next above did not elect to purchase, at the price and on the terms contained in the Transfer Notice; and

      (iii) if the Transferor is a former GE Capital Affiliate or a Pledgee, an option in GE Capital (exercisable by service of written notice upon the Transferor and the Designator within the 15-day period next following the date of expiration of the 15-day period described in subparagraph (ii) of this paragraph (c)) to purchase all or any portion of the Shares described in the Transfer Notice which the Designated Management Optionees, Persons specified in clause (y) of paragraph (i) next above and the Company did not elect to purchase, at the price and on the terms contained in the Transfer Notice.

If the consideration desired to be received for a Transfer of Shares, as set forth in the Transfer Notice, is other than cash to be paid at the consummation of the Transfer or thereafter (that is, if the consideration would constitute so-called "in kind" property), then any optionee exercising its option under this Agreement to purchase Shares may satisfy its payment obligations with respect to such purchase by making cash payment(s) (in lieu of "in kind" transfer(s) of property) equal to the fair market value of the property which would have been transferred in kind. The determination of such fair market value shall be made, as of the time the Transfer Notice with respect to the Transfer was served, by (x) not less than 2/3 of the members of the Board of Directors in the good-faith exercise of their reasonable discretion, or (y) a nationally recognized investment banking firm retained by the Board of Directors. If the Transferor is a member of the Board of Directors, or, in the case of a Transfer of Shares by GE Capital or present or former GE Capital Affiliates, employees of GE Capital or present or former GE Capital Affiliates are members of the Board of Directors, he or they (as the case may be) shall not vote on the issue of whether the Company shall exercise its option to purchase the Transferor's Shares.

  2.8 Transfer if Options Not Exercised. If none of the options provided in
Section 2.7 are exercised, or if such options are exercised only in part, or if such options are treated, pursuant to Section 2.9, as if not exercised:

    (a) if the Transferor is a party other than GE Capital, a present or former GE Capital Affiliate or a Pledgee, then, during a period of 60 days beginning on the day following the date of expiration of the last applicable option period, the Transferor may Transfer all, but not less than all, Shares sought to be Transferred as to which such options were not exercised (or treated, pursuant to Section 2.9, as if not exercised), to the Transferee, at a price which is not less than 95% of the price specified in the Transfer Notice and on terms and conditions not less favorable to the Transferor than those specified in the Transfer Notice;

    (b) if GE Capital, a present or former GE Capital Affiliate or a Pledgee is the Transferor, then, during a period of 60 days beginning on the day following the date of expiration of the last applicable option period (the "Solicitation Period"), the Transferor may solicit Third Party Offers to purchase all, but not less than all, Shares sought to be Transferred as to which such options were not exercised (or treated, pursuant to Section 2.9, as if not exercised), and on terms and conditions (other than price) not less favorable to the Transferor than the terms and conditions specified in the Transfer Notice, and at a price which is not less than 95% of the price set forth in the Transfer Notice. If any such Third Party Offer is obtained during the Solicitation Period, then, subject to the following sentence, during a period of 60 days beginning on the date the Third Party Offer was obtained, the Transferor may Transfer all, but not less than all, of the Shares described in the Transfer Notice at the price, and on the terms and conditions, set forth in the preceding sentence. Notwithstanding the preceding sentence, if prior to the end of the Solicitation Period the Transferor shall obtain a Third Party Offer to purchase the Shares, and if in the case of a proposed Transfer by GE Capital or a present or former GE Capital Affiliate the Transferee was not identified in the Transfer Notice (as amended) as a potential Transferee, the Transferor shall serve a new Transfer Notice ("Second Transfer Notice") upon the Company and the Designator, containing the terms of the Third Party Offer, and the Transferor shall attach a copy of the Third Party Offer to the Second Transfer Notice; provided, however, that the Second Transfer Notice may not be served prior to the expiration of 15 days after the date of commencement of said 60-day period. Upon the service of a Second Transfer Notice, the options set forth in Section 2.7(c) may once again be exercised, at the price and on the terms contained in the Second Transfer Notice, except that
  (x) the period of time in which the Designated Management Optionees and Persons specified in clause (y) of Section 2.7(c)(i) may exercise the options set forth in Section 2.7(c)(i) shall be 30 days rather than 60 days (and the 60-day period referred to in Section 2.7(c) (ii) shall be such 30-day period), (y) the period of time in which the Company may exercise the option set forth in Section 2.7(c)(ii) shall be 5 days (and the 15-day period referred to in Section 2.7(c)(iii) shall be such 5-day period), and
  (z) in the case of a Transfer of Shares by a Pledgee or a former GE Capital Affiliate, the period of time in which GE Capital may exercise the option set forth in Section 2.7(c)(iii) shall be 5 days. If said options are not exercised, or are treated pursuant to Section 2.9 as if not exercised, and provided that the Board of Directors shall have approved the Transferee as provided in Section 2.6, then, during a period of 60 days beginning on the day following the date of expiration of the last applicable option period, the Transferor may Transfer all, but not less than all, Shares sought to be Transferred to the Transferee, at the price specified in the Second Transfer Notice and on terms and conditions not less favorable to the Transferor than those specified in the Second Transfer Notice.

In the event said Shares are not so Transferred, they shall remain subject in all respects to the terms of this Agreement and may not thereafter be Transferred except in compliance with all terms, conditions and provisions of this Agreement.

  2.9 Exercise of Options for Less than All of the Shares. If options exercised pursuant to Section 2.7 or 2.8(b) call for the purchase of less than all of the Shares sought to be Transferred, then, at the election of the Transferor (exercised by the service of written notice of such election upon the Company and each

Shareholder exercising an option to purchase Shares within 10 days next following the expiration of the last period in which such options may be exercised), the exercise of all or any such options shall be deemed null and void and treated, for purposes hereof, as if said options had not been exercised.

  2.10 Closing of Exercise of Options. To the extent Shares are to be purchased by Designated Management Optionees, Persons specified in clause (y) of Section 2.7(c)(i), the Company or GE Capital by reason of their exercises of options under Section 2.7 or 2.8(b), the closing of all such purchases shall take place, at the principal offices of the Company, on the 30th day next following the date on which the last applicable option period expired.

  2.11 Effect of Shares in the Hands of the Transferee. Except as may otherwise be contemplated by Section 2.7(c)(i), Shares which are Transferred to a Transferee shall thereafter continue to be subject to all restrictions on Transfer and all other agreements, provisions, terms and conditions which are contained in this Agreement, and, without limiting the generality of the foregoing, the Transferee must comply:

    (a) with the provisions of Sections 2.4 through 2.10, both inclusive, if he shall desire to Transfer any such Shares, as if the Transferee was a Management Shareholder; and

    (b) with the voting agreement provisions of Article V, as if the Transferee was a Shareholder.

Except as provided in the following sentence, the Transferee (if he is not a Shareholder) shall not have any of the rights which are given to the Shareholders pursuant to the provisions of this Agreement. However, if the Transferee acquired Shares from GE Capital or a present or former GE Capital Affiliate, the Transferee shall be entitled to the rights granted to GE Capital and the present or former GE Capital Affiliates under Article VI with respect to the Shares acquired by the Transferee.

  2.12 Termination of GE Capital's Rights. From and after the date that GE Capital and the GE Capital Affiliates cease to own, in the aggregate, at least 20% of the Shares which GE Capital and the GE Capital Affiliates purchased in June, 1988, all rights of GE Capital under Sections 2.7(a)(iii), (b) and
(c)(iii) and Section 2.8(b) of this Article II shall terminate.

                                  ARTICLE III

               Purchases of Shares upon Termination of Employment

  3.1 Termination of Employment of Type 2 Management Shareholder. Upon the termination of a Type 2 Management Shareholder's employment with the Ward Group for any reason other than death or Permanent Disability (including, without limitation, resignation or discharge for or without Cause), the Company shall forthwith notify the Designator of such termination, and:

    (a) each of the Designated Management Optionees shall have an option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees, and the Designator, within the 45-day period next following the date on which the Company has notified the Designator that such Management Shareholder's employment has terminated), to purchase all or any portion of the Shares owned by such Management Shareholder and each of his Permitted Transferees at the time of such termination of employment; and

    (b) the Company shall have an option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees, and the Designator, within the 30-day period next following the last day of the 45-day period referred to in paragraph (a)), to purchase all or any portion of such Shares as to which the Designated Management Optionees did not exercise their options to purchase pursuant to paragraph (a); and

    (c) each of the Designated Management Optionees (it being expressly understood and agreed that, without limiting the generality of anything else herein contained, the Designated Management Optionees referred to in this paragraph (c) may be different from the Designated Management Optionees referred to in paragraph (a) next above) shall have an additional option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees, and the Designator, within the 105-day period next following the date on which the Company has notified the Designator that such Management Shareholder's employment has terminated), to purchase all or any portion of the Shares of such Management Shareholder and each of his Permitted Transferees which were purchased upon exercise of an Option or Purchase Right after termination of the Management Shareholder's employment; and

    (d) the Company shall have an option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees and the Designator, within the 30-day period next following the last day of the 105-day period referred to in the immediately preceding paragraph (c)), to purchase any or all of the Shares subject to the options created by such paragraph (c) as to which the Designated Management Optionees did not exercise their options to purchase pursuant to paragraph (c);

all in the manner, for the price and on the terms and conditions contained in Sections 3.7 through 3.16, both inclusive, of this Article III.

  3.2 Death or Permanent Disability of a Type 2 Management Shareholder. Upon the death of a Type 2 Management Shareholder while such Type 2 Management Shareholder is an employee of any member of the Ward Group; or in the event the employment of a Type 2 Management Shareholder with the Ward Group shall be terminated by reason of Permanent Disability:

    (a) the personal representative of the deceased or Permanently Disabled Type 2 Management Shareholder or the Permanently Disabled Type 2 Management Shareholder (as the case may be), and each Permitted Transferee of the deceased or Permanently Disabled Type 2 Management Shareholder, shall each have the option (exercisable by written notice delivered to the Company and the Designator not later than 90 days after the date of death or the date of termination of the Type 2 Management Shareholder's employment with the Ward Group by reason of Permanent Disability, as the case may be, of the Type 2 Management Shareholder), to sell all or any portion of the Shares then owned by such respective Shareholders in accordance with paragraph
  (b);

    (b) if the options described in paragraph (a) are exercised, the Designated Management Optionees shall each have the option (exercisable by written notice delivered to the Company and each Shareholder having an option to sell Shares pursuant to paragraph (a), within the 30-day period next following the expiration of the 90-day period described in paragraph
  (a)) to purchase all or any portion of the Shares as to which the options to sell described in paragraph (a) were exercised, and the Company shall purchase the Shares as to which the options described in paragraph (a) to sell were exercised which the Designated Management Optionees have not exercised their options to purchase pursuant to this paragraph (b);

    (c) if and to the extent the options described in paragraph (a) are not exercised, the Designated Management Optionees shall have the option (exercisable by written notice delivered to each Shareholder having an option to sell Shares to the Company pursuant to paragraph (a) and the Company within the 30-day period next following the 90-day period referred to in paragraph (a)), to purchase from such Shareholders all or any portion of the Shares then owned by such Shareholders as to which they did not exercise their respective options to sell as set forth in paragraph (a); and

    (d) the Company shall have the option (exercisable by written notice to each Shareholder having an option to sell Shares to the Company pursuant to paragraph (a) within the 30-day period next following the expiration of the 30-day period referred to in paragraph (c)), to purchase from such Shareholders all or any portion of the Shares then owned by such Shareholders as to which they did not exercise their respective options to sell as set forth in paragraph (a) and as to which the Designated Management Optionees did not exercise their respective options to purchase as set forth in paragraph (c);

all in the manner, for the price, and on the terms and subject to the conditions contained in Sections 3.7 through 3.16, both inclusive, of this
Article III.

  3.3 Death of Type 2 Management Shareholder Following Termination of Employment. Upon the death of a Type 2 Management Shareholder following termination of the Type 2 Management Shareholder's employment with the Ward Group (a "Post-Termination Death"), in the case where that Type 2 Management Shareholder and his Permitted Transferees did not previously sell all Shares owned by them respectively pursuant to Section 3.1 or Section 3.2:

    (a) each of the Designated Management Optionees shall have an option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees, and the Designator, within the 90-day period next following the date on which the Company has notified the Designator that such Management Shareholder has died), to purchase all or any portion of the Shares owned by such Management Shareholder and each of his Permitted Transferees; and

    (b) the Company shall have an option (exercisable by service of written notice upon such Management Shareholder, each of his Permitted Transferees, and the Designator, within the 30-day period next following the last day of the 90-day period referred to in paragraph (a)), to purchase all or any portion of the Shares as to which the Designated Management Optionees did not exercise their options to purchase pursuant to paragraph (a);

all in the manner, for the price and on the terms and conditions contained in Sections 3.7 through 3.16, both inclusive, of this Article III.

  3.4 Notice of Death. In order to effectuate the exercise of the options set forth in Section 3.2 in the event of the death of a Type 2 Management Shareholder, the personal representative of a deceased Type 2 Management Shareholder shall give written notice of such Type 2 Management Shareholder's death to the Company within 90 days after the date of such death, regardless of whether such personal representative shall be entitled to exercise any option granted to him pursuant to this Article III. Forthwith following the receipt of such notice, the Company shall deliver a copy thereof to the Designator. In the event such notice is not so given by the personal representative of the deceased Type 2 Management Shareholder, the period of time in which the options set forth in Section 3.2 may be exercised shall be appropriately extended. In addition, in order to permit the timely operation of Section 3.3 hereof, the personal representative of a deceased Type 2 Management Shareholder subject to
Section 3.3 shall give written notice of such Type 2 Management Shareholder's death to the Company within 90 days after the date of such death and the Company shall forthwith deliver a copy of such written notice to the Designator.

  3.5 Termination of Brennan's Employment or Death. In the event of:

    (a) the termination of Brennan's employment with the Ward Group which occurs during the three year period commencing on the Closing Date by reason of his voluntary resignation or termination for Cause:

      (i) Brennan and each of his Permitted Transferees shall each have the option (exercisable by written notice delivered to the Company not later than 60 days after the date of termination of Brennan's employment with the Ward Group) to sell to the Company all or any portion of the Shares then owned by such respective Shareholders, and the Company shall purchase all such Shares with respect to which such options to sell were exercised; and

      (ii) the Company shall have the option (exercisable by written notice to Brennan and each of his Permitted Transferees within the 30-day period next following the expiration of the 60-day period referred to in paragraph (a)(i)), to purchase from such Shareholders all or any portion of the Shares then owned by such Shareholders as to which they did not exercise their respective options to sell as set forth in paragraph (a), and Brennan and his Permitted Transferees shall sell all such Shares with respect to which such options were exercised by the Company;

  provided, however, that the number of Shares as to which Brennan, his Permitted Transferees and the Company may exercise such options, shall not, in the aggregate, exceed 20% of the Shares which Brennan and his Permitted Transferees owned on the Closing Date; provided, further, that if the options exercised by Brennan and his Permitted Transferees, in the aggregate, exceed 20% of the Shares which Brennan and his Permitted Transferees owned on the Closing Date, the Shares which Brennan owned on the date of exercise of his option shall be the first Shares so sold to the Company pursuant to this paragraph (a); and provided, further, that if the Company exercises the option set forth in paragraph (a)(ii), the numbers of Shares which the Company shall purchase, in the aggregate, from Brennan and his Permitted Transferees shall be allocated among them in such manner as Brennan and his Permitted Transferees shall agree, and in the absence of such an agreement, in proportion to their respective ownership of Shares;

    (b) the termination of Brennan's employment with the Ward Group which occurs by reason of the Ward Group's termination of Brennan's employment without Cause, Brennan and each of his Permitted Transferees shall each have the option from time to time (exercisable by written notice delivered to the Company at any time and from time to time after the date of termination of Brennan's employment with the Ward Group), to sell all or any portion of the Shares then owned by such respective Shareholders, and the Company shall purchase all such Shares with respect to which such options were exercised;

    (c) the termination of Brennan's employment with the Ward Group which occurs by reason of his death or Permanent Disability:

      (i) Brennan or his personal representative (as the case may be) and each of his Permitted Transferees shall each have the option, exercisable from time to time prior to the fifth anniversary of the date of termination of Brennan's employment with the Ward Group by written notice delivered to the Company at any time and from time to time prior to said fifth anniversary, to sell all or any portion of the Shares then owned by such respective Shareholders to the Company, and the Company shall purchase such Shares with respect to which such options were exercised; and

      (ii) the Company shall have the option (exercisable by written notice to each Shareholder having an option to sell Shares to the Company pursuant to paragraph (c)(i) within the 90-day period next following the date of termination of Brennan's employment with the Ward Group), to purchase from such Shareholders all or any portion of the Shares then owned by such Shareholders as to which they did not theretofore exercise their respective options to sell as set forth in paragraph
    (c)(i), and Brennan or his personal representative (as the case may be) and his Permitted Transferees shall sell all such Shares with respect to which the Company has exercised its option to the Company; provided, however, that the number of Shares as to which the Company may exercise such options, when added to the number of Shares as to which Brennan or his personal representative (as the case may be) and his Permitted Transferees have theretofore exercised their options pursuant to paragraph (c)(i), shall not exceed 35% of the Shares which Brennan and his Permitted Transferees owned on the Closing Date;

    (d) the death of Brennan following the termination of his employment with the Ward Group, Brennan's personal representative, and each of his Permitted Transferees, shall each have the option, exercisable from time to time prior to the fifth anniversary of the date of Brennan's death, by written notice delivered to the Company at any time and from time to time prior to said fifth anniversary, to sell all or any portion of the Shares then owned by such respective Shareholders to the Company, and the Company shall purchase all such Shares with respect to which such options were exercised;

all in the manner, for the price, and on the terms and subject to the conditions contained in Sections 3.7 through 3.16, both inclusive, of this
Article III. Notwithstanding the preceding provisions of paragraphs (b), (c) and (d) of this Section 3.5, permitting multiple exercises of options by Brennan or his personal representative (as the case may be) and his Permitted Transferees, no such option may be exercised by each of Brennan, his personal representative or any Permitted Transferee more frequently than once in each one year period commencing on the date on which the first such option arose or an anniversary of that date. The time for exercise of such options within any such one year period shall be determined by Brennan or his personal representatives (as the case may be), and all such options shall be exercised concurrently by all optionors desiring to exercise their respective options.

  3.6 Death of Other Type 1 Management Shareholder. In the event of the death of any Type 1 Management Shareholder other than Brennan:

    (a) the personal representative of the deceased Type 1 Management Shareholder, and each Permitted Transferee of the deceased Type 1 Management Shareholder (as the case may be), shall each have the option (exercisable by written notice delivered to the Company and the Designator not later than 90 days after the date of death of the Type 1 Management Shareholder) to sell all or any portion of the Shares then owned by such respective Shareholders;

    (b) if the options described in paragraph (a) are exercised, the Designated Management Optionees shall each have the option (exercisable by written notice delivered to the Company and each Shareholder having an option to sell Shares pursuant to paragraph (a), within the 30-day period next following the expiration of the 90-day period described in paragraph
  (a)) to purchase all or any portion of the Shares as to which the options to sell described in paragraph (a) were exercised; and

    (c) the Company shall purchase the Shares as to which the options described in paragraph (a) to sell were exercised which the Designated Management Optionees have not elected to purchase pursuant to paragraph
  (b);

all in the manner, for the price, and on the terms and subject to the conditions contained in Sections 3.7 through 3.16, both inclusive, of this
Article III.

  3.7 Purchase Price of Shares. The aggregate purchase price ("Purchase Price") of Shares to be purchased pursuant to Section 3.1, 3.2, 3.3, 3.5 or 3.6 shall be the following:

    (a) where Shares are to be purchased pursuant to Section 3.1, 3.2 or 3.3:

      (i) if the product of the Fair Market Value per Share multiplied by the aggregate number of Shares to be purchased is equal to or less than the sum of (x) the Acquisition Price of all Shares which are not Vested Shares multiplied by the aggregate number of such Shares, plus (y) the Fair Market Value per Share of all Shares which are Vested Shares multiplied by the aggregate number of such Shares, then the Purchase Price shall be the product of the Fair Market Value per Share, multiplied by the aggregate number of Shares to be purchased;

      (ii) if subparagraph (i) of this paragraph (a) is not applicable, subject to paragraph (e) below, the Purchase Price shall be equal to the sum of (x) the product of the Fair Market Value per Share multiplied by the number of Vested Shares, plus (y) the product of the Acquisition Price multiplied by the number of Shares to be purchased which are not Vested Shares;

    (b) Intentionally omitted;

    (c) where Shares are to be purchased pursuant to Section 3.5 (other than paragraph (a) thereof) or Section 3.6, the Purchase Price shall be the product of the Fair Market Value per Share, multiplied by the aggregate number of Shares to be purchased;

    (d) where Shares are to be purchased pursuant to Section 3.5(a), the purchase price of each of the Shares shall be the book value thereof as of the last day of the month next preceding the month in which Brennan's employment with the Ward Group terminated, as determined by the Company's chief financial officer in accordance with the generally accepted accounting principles applied by the Company in the preparation of its consolidated financial statements;

    (e) where options are exercised pursuant to Section 3.1 or 3.3 for less than all of the Shares owned by a Management Shareholder and his Permitted Transferees, in determining the Purchase Price in accordance with paragraph (a) or (b), the Shares which are not Vested Shares shall be deemed to have been purchased or sold first;

    (f) for the sole purpose of computing the Purchase Price in connection with a purchase of Shares pursuant to Section 3.3, in computing that portion of the Purchase Price which is allocable to Shares which are not Vested Shares, the Acquisition Price of each of the Shares which are not Vested Shares shall be increased by a simple interest factor of 8% per annum calculated from the date of termination of employment to the Article III Closing Date, but the Acquisition Price, as so increased, shall not exceed the Fair Market Value per Share on the Article III Closing Date.

  3.8 Manner of Payment. Subject to the provisions of Article IV, the Purchase Price shall be paid in the following manner:

    (a) except as otherwise provided in paragraph (c), an amount equal to 25% of the Purchase Price of all Shares shall be paid in cash on the Article III Closing Date; provided, however, that if the Company is a purchaser of Shares and the Company or any member of the Ward Group shall have obtained insurance on the life of a Management Shareholder whose Shares (or Shares owned by his Permitted Transferees) are to be purchased pursuant to Section 3.2, 3.3, 3.5 or 3.6, for the purpose of providing funds with which to purchase such Shares, and in the event the proceeds of such insurance ("Insurance Proceeds") exceed the amount which would be payable by the Company on the Article III Closing Date in cash but for this proviso, and if the Insurance Proceeds have been collected as of the Article III Closing Date, an amount equal to the Insurance Proceeds, but not in excess of the Purchase Price for the Shares purchased by the Company, shall be paid in cash on the Article III Closing Date (it being understood that if the Insurance Proceeds are collected after the Article III Closing Date, the Company shall make a mandatory prepayment under the note(s) delivered by the Company pursuant to paragraph (b) of the amount by which the Insurance Proceeds exceeds the amount which was paid on the Article III Closing Date, forthwith following the collection thereof, with all installments coming due under said note(s) to be reduced ratably);

    (b) except as otherwise provided in paragraph (c), the balance of the Purchase Price shall be paid in three equal annual installments on the first through third anniversaries, both inclusive, of the Article III Closing Date. The principal amount of the balance of the Purchase Price remaining from time to time unpaid shall bear interest, payable on the same dates as each installment of principal, at a rate per annum equal to the lowest rate of interest which will not result in any portion of the Purchase Price being deemed to be unstated interest or original issue discount under the provisions of the Internal Revenue Code of 1986. If said provisions are inapplicable for any reason, the interest rate shall be 8% per annum;

    (c) notwithstanding the preceding provisions of this Section 3.8, in the event of a purchase of Shares following the voluntary termination of employment of a Type 2 Management Shareholder with the Ward Group (other than by reason of normal retirement in accordance with the Ward Group's retirement policies), or the termination of employment of such Management Shareholder with the Ward Group for Cause, the amount which shall be paid on the Article III Closing Date shall equal 16 2/3% of the Purchase Price, and the balance of the Purchase Price shall be paid in five equal annual installments on the first through fifth anniversaries, both inclusive, of the Article III Closing Date, plus interest, payable on the same dates as each installment of principal, at the rate determined pursuant to paragraph
  (b);

    (d) the Purchase Price shall be payable by the Designated Management Optionees and the Company in proportion to their respective purchases of Shares pursuant to this Article III.

  3.9 Notes and Security. The portion of the Purchase Price which has not been paid in cash on the Article III Closing Date shall be evidenced and secured as follows:

    (a) the portion of the Purchase Price which is not paid on the Article III Closing Date shall be evidenced by a non-negotiable secured promissory installment note(s) made by the Company and/or the

  Designated Management Optionee(s) purchasing Shares (as the case may be). Each such note or notes shall be in a commercially reasonable form of promissory note given to evidence an installment indebtedness, providing for payment of the unpaid balance of the Purchase Price, and interest thereon, all as provided in Section 3.8. Each such promissory installment note shall provide for acceleration in the event of non-payment after a reasonable grace period, and shall provide that it may be prepaid at any time or from time to time, in whole or in part, without premium, penalty or notice. Except as provided in Section 3.8(a), all prepayments shall be applied against installments coming due in the inverse order of their maturity. If there is more than one seller of such Shares, a separate note shall be issued to each seller of such Shares. Each promissory note which is made by the Company shall provide that the obligations thereunder are subordinated to the extent provided in, and are subject to the provisions of, Article IV. Each note shall provide that a default under any note made by the party issuing it to a Management Shareholder or his Permitted Transferees pursuant to this Article III shall be a default under all notes made by that party to such Management Shareholder and his Permitted Transferees pursuant to this Article III. Each such note or notes shall be substantially in the form contained in Exhibit B attached hereto;

    (b) each note shall be secured, at the option of the purchaser of the Shares, by either (x) a pledge, meeting the requirements of the Illinois Uniform Commercial Code, of a number of the Shares purchased which have an aggregate value, valued at their purchase price at the time of the pledge (determined in the manner provided in Section 3.7 and in the following sentences), equal to the original principal amount of such note, or (y) a standby letter of credit reasonably satisfactory to the Shareholder whose Shares are being sold. If Shares are to be pledged, for the purposes of determining the type and number thereof, on the Article III Closing Date the Company and the Designated Management Optionees shall be deemed to have made payment in full for a type (Vested Shares or Shares which are not Vested Shares, as the case may be) and number of Shares which has an aggregate value (determined as provided herein) equal to the amount so paid, and the Shares which are so deemed to have been paid for in full shall not be subject to the pledge, and only the balance of the Shares shall be subject to the pledge. In determining the value of the Shares which are deemed to have been paid for in full on the Article III Closing Date in accordance with the two preceding sentences, Shares which are not Vested Shares shall first be deemed to have been paid for in full, until all of such Shares have been deemed to have been paid for in full. If Shares are to be pledged, at the option of the pledgor, the Shares to be pledged shall be held by an escrowee reasonably satisfactory to the pledgor, pursuant to an Escrow Agreement containing terms and provisions which are reasonably satisfactory to the pledgor.

  3.10 Fair Market Value. The Fair Market Value per Share of Shares purchased pursuant to this Article III shall be determined as follows:

    (a) unless a public market for the Shares exists, the Fair Market Value per Share of each of the Shares shall be based upon the fair market value of the consolidated common equity of the Company for the fiscal year in which the Article III Closing Date occurs, adjusted as provided herein. Subject to the following provisions, the fair market value of the consolidated common equity of the Company shall be determined annually by the Board of Directors, as of the first day of the then-current fiscal year of the Company, in its reasonable discretion and in good faith, as soon after the commencement of each fiscal year of the Company as possible. In the event the fair market value of the consolidated common equity of the Company, as so determined, would exceed 150% of the consolidated common equity of the Company (determined in accordance with the generally accepted accounting principles applied by the Ward Group) as of the first day of the fiscal year for which the determination is to be made, the affirmative vote of not less than 2/3 of the members of the Board of Directors shall be required in order to determine the amount of the excess. The Board of Directors may in its discretion retain an independent investment banker to make recommendations to the Board of Directors as to the fair market value of the consolidated common equity of the Company. Each such determination shall be effective as of the first day of the then-current fiscal year, and remain in effect with respect to all Article III Closing

  Dates occurring during that fiscal year; provided, however that the fair market value of the common equity as so determined by the Board of Directors shall be adjusted by adding:

      (i) an amount equal to the aggregate Fair Market Value per Share at the date of grant for the Shares underlying all Options and Purchase Rights and other options or rights to acquire shares of common stock, in each case which are outstanding, unexercised and unexpired on the
    Article III Closing Date;

      (ii) the amount of cash and other consideration (including any difference between the Fair Market Value per Share at the date of grant and the exercise price) received or receivable by the Company during the period commencing on the first day of the fiscal year in which the
    Article III Closing Date occurs and ending on the Article III Closing Date (the "Adjustment Period") with respect to any Options, Purchase Rights, or other options or rights to acquire shares of common stock which have been exercised prior to the Article III Closing Date;

      (iii) the aggregate consideration received by the Company for shares of common stock issued during the Adjustment Period and not accounted for in either (i) or (ii) above;

  and by subtracting:

      (iv) the aggregate amount of dividends paid or payable by the Company on its common stock during the Adjustment Period; and

      (v) the aggregate amount paid by the Company to redeem, repurchase or otherwise acquire for consideration shares of its common stock during the Adjustment Period;

  and the said fair market value of the consolidated common equity of the Company, as so adjusted, shall be the fair market value of the consolidated common equity of the Company. The foregoing adjustments shall be made by the Company's chief financial officer, acting reasonably and in good faith and in accordance with the provisions of this Section 3.10. For the first fiscal year of the Company, the parties agree that the fair market value of the consolidated common equity of the Company as of the first day of such first fiscal year shall be $10,000,000. Once the fair market value of the consolidated common equity of the Company has been determined as provided in the foregoing provisions of this paragraph (a), the Fair Market Value per Share of each of the Shares to be purchased pursuant to this Article III shall be determined as follows:

      (vi) the Fair Market Value per Share of each of the Class A Shares shall be the amount determined as follows:

        a. First, at any time when the Fully Diluted Outstanding Amount on the date of determination does not exceed the Series 1 Amount, the fair market value of the consolidated common equity of the Company shall be multiplied by a fraction the numerator of which is the Fully Diluted Outstanding Amount and the denominator of which is the sum of the Fully Diluted Outstanding Amount plus the number of outstanding Class B Shares on the day immediately preceding the
      Article III Closing Date; or

        b. at any time when the Fully Diluted Outstanding Amount on the date of determination exceeds the Series 1 Amount, but the Fully Diluted Non-Series 3 Outstanding Amount does not exceed the Series 1 Amount, the amount which would be determined if the immediately preceding Section 3.10(a)(vi)a. were applicable and the Fully Diluted Outstanding Amount were equal to the Series 1 Amount shall be multiplied by a fraction the numerator of which is the Fully Diluted Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus fifty percent (50.0%) of the excess of the Fully Diluted Outstanding Amount over the Series 1 Amount on the day immediately preceding the Article III Closing Date; or

        c. at any time when the Fully Diluted Outstanding Amount as of the date of determination exceeds the Series 1 Amount (and Section 3.10(a)(vi)b. is not applicable), the amount which would be determined if Section 3.10(a)(vi)a. were applicable and the Fully Diluted Outstanding Amount were equal to the Series 1 Amount shall be multiplied by (x) a fraction the numerator of which is the Fully Diluted Non-Series 3 Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus eighty-one point five percent (81.5%) of the excess of the Fully Diluted Non-Series 3 Outstanding Amount over the Series 1 Amount, and multiplied by (y) a fraction the numerator of which is the Fully Diluted Outstanding Amount and the denominator of which is the sum of the Fully Diluted Non-Series 3 Outstanding Amount plus fifty percent (50.0%) of the sum of the number of Series 3 Shares outstanding on the day immediately preceding the Article III Closing Date plus the number of Series 3 Shares subject to purchase pursuant to Options or Purchase Rights outstanding on the day immediately preceding the Article III Closing Date, whether or not such Options or Purchase Rights are exercisable on the day immediately preceding such Article III Closing Date;

        d. Second, the amount determined pursuant to subparagraph a., b. or c., as applicable, shall be divided by the aggregate number of Class A Shares (without distinction as to series) on the day immediately preceding the Article III Closing Date, with Class A Shares which are subject to purchase pursuant to Options or Purchase Rights being treated, for the purposes of this subparagraph d., as being outstanding Class A Shares, whether or not such Options or Purchase Rights are exercisable on the day immediately preceding such Article III Closing Date;

    provided, however, that no adjustment to the Fair Market Value per Share of the Class A Shares as calculated as of the first day of the then-current fiscal year shall be required unless such adjustment would result in an increase or a decrease of at least 1% from the amount as so determined as of the beginning of the then-current fiscal year;

      (vii) the Fair Market Value per Share of each of the Class B Shares shall be the amount determined by (x) subtracting from the fair market value of the consolidated common equity of the Company the aggregate Fair Market Value per Share of all of the Class A Shares of all series, as determined pursuant to subparagraph (vi), and (y) dividing the resulting number by the total number of Class B Shares which are outstanding as of the day immediately preceding the Article III Closing Date.

  In the event the Article III Closing Date occurs prior to the date on which the appropriate fair market value of the consolidated common equity of the Company has been determined, the Purchase Price shall initially be determined on the basis of the most recent determination of the fair market value of the consolidated common equity of the Company and shall thereafter be adjusted as soon as the fair market value of the consolidated common equity of the Company for the current fiscal year has been determined. If necessary in order to accomplish any such adjustment, the parties shall immediately substitute new notes and/or exchange cash payments as soon as practicable after the amount of such adjustment is determined, so that the parties are placed in the same positions in which they would have been if the appropriate fair market value of the consolidated common equity of the Company had been known on the Article III Closing Date.

    (b) if a public market for shares of common stock of the Company exists, the Fair Market Value per Share shall be the Average Closing Price of such shares during the period ("Trading Period") consisting of the ten trading days ending on the day immediately preceding the Article III Closing Date. For the purposes of the preceding sentence:

      (i) if such shares are listed on any national securities exchange or traded in the over-the-counter market and included in the NASDAQ National Market System, the Average Closing Price shall be the arithmetic mean of the last sale prices of such shares on each day of the Trading Period on the national securities exchange where such shares are principally traded if such shares are listed for trading on such exchange, or in the over-the-counter market as reported by NASDAQ if such shares are included in the National Market System;

      (ii) if such shares are traded over-the-counter but are not included in the NASDAQ National Market System, the Average Closing Price shall be the arithmetic mean of the average of the closing bid and asked quotations on each day of the Trading Period.

  3.11 Closing. Subject to the remainder of this Section 3.11 and to Section 4.1, any purchase of Shares pursuant to this Article III shall be consummated ("Article III Closing") at the Company's principal office at 10:00 a.m., prevailing business time, on the 30th day next following the last day on which the last option to purchase or sell such Shares which is granted pursuant to this Article III is exercisable ("Article III Closing Date"), or on such earlier day as designated by the purchaser(s) in the sole discretion of the purchaser(s) upon not less than three days prior notice to the Management Shareholder or his personal representative, as the case may be, and to the Management Shareholder's Permitted Transferees; provided, however, that with respect to any specific Shares which, if the Article III Closing were to occur in accordance with the foregoing, would be acquired by the Company pursuant to this Article III within six months of the date of acquisition (whether through an Award, exercise of a Purchase Right or Option or otherwise) of such Shares from the Company by either of (i) such Management Shareholder or (ii) any of such Management Shareholder's Permitted Transferees, then the Article III Closing and the Article III Closing Date with respect to such specific Shares may, at the option of the Company, be postponed until the date which is six months and ten days following the last such acquisition of any of such Shares from the Company by either of (i) such Management Shareholder or (ii) any of such Management Shareholder's Permitted Transferees. If any of the foregoing dates is a Saturday, Sunday or legal holiday, the Article III Closing shall occur at the same time and place on the next succeeding business day. At the
Article III Closing, each person selling Shares shall deliver certificates representing the Shares being purchased, duly endorsed, and each shall furnish such other evidence, including applicable inheritance and estate tax waivers and releases, as may reasonably be necessary to effect the Transfers of Shares. The Company and/or the Designated Management Optionee(s) purchasing Shares shall make the payments, deliver the notes, and effect the pledges, which are set forth in Sections 3.8 and 3.9. In the event that a Designated Management Optionee fails to make the payments, deliver the notes and effect the pledges required by such a Designated Management Optionee (a "Non-Performing DMO") in connection with a purchase of Shares pursuant to Section 3.2(a) and (b) or
Section 3.6(a) and (b), then, at the election of the seller of such Shares, the Company shall, in place of such Non-Performing DMO, purchase such Shares and make such payments, deliver such notes and effect such pledges (it being understood and agreed that a replacement Designated Management Optionee, rather than the Company, shall be entitled to satisfy such purchase in place of such Non-Performing DMO). In the event that the Company so purchases the Shares which were to be purchased by a Non-Performing DMO, the Company shall be subrogated to the rights of the seller of such Shares with respect to such Non-Performing DMO.

  3.12 Priorities. In the event options to purchase Shares owned by a Management Shareholder or a Permitted Transferee shall arise under both Article II and Article III, as between the provisions of Article II, on the one hand, and Article III, on the other hand, if on the date on which an option to purchase or sell Shares arises under Article III, any option under Article II has not been exercised, or, if exercised, the purchase to be made pursuant to said exercise has not been closed, the priority of such Articles shall be determined by the Designator, but if the Designator fails to make any such determination by written notice delivered to the Company within 30 days next following the date on which the option or obligation under Article III arose,
Article III shall have priority.

  3.13 Failure to Deliver Shares. In the event the Company or any of the Designated Management Optionees exercise one or more options to purchase Shares pursuant to this Article III, or the Company becomes obligated to purchase Shares pursuant to this Article III, and in the event a Management Shareholder or Permitted Transferee whose Shares are to be purchased pursuant to this
Article III fails to deliver them on the Article III Closing Date, the Company and/or the Designated Management Optionees purchasing Shares may elect at any time from and after the Article III Closing Date to deposit the cash and promissory note(s) representing the Purchase Price with the Company's general counsel ("Escrow Agent"). If the Purchase Price is so deposited within 180 days of the Article III Closing Date, the deposit shall be deemed to have occurred on the Article III Closing Date, and if the Purchase Price is deposited after 180 days following the Article III Closing Date, the deposit shall be deemed to have occurred on the actual date of such deposit. In the event the Company and/or said Designated Management Optionees do so, the Shares shall, from the date of such deemed deposit, be deemed for all purposes (including the right to vote and receive payment of dividends) to have been Transferred to the purchasers thereof, the Company or the Voting Trustee (as the case may be) shall issue new certificates representing the Shares to the purchasers thereof, and the certificates registered in the name of the Shareholders obligated to sell them (or the voting trust certificates, as the case may be) shall be deemed to have been cancelled and to represent solely a right to receive payment of the Purchase Price, with interest (if any) earned thereon, from the escrow. If the proceeds of sale have not been claimed by the former Shareholders whose Shares were purchased pursuant to this Article III prior to the third anniversary of the
Article III Closing Date, the escrow deposits, and all interest (if any) earned thereon, shall be returned to the respective depositors, and the former Shareholders whose Shares were purchased shall look solely to the purchasers for payment of the Purchase Price. The Escrow Agent shall not be liable for any action or inaction taken by him in good faith, and shall have no liability whatsoever for failure to earn interest (or with respect to the amount of interest earned) on the escrow deposits.

  3.14 Resale of Shares. The Company may resell to any employee or prospective employee of the Ward Group, including any person who is already a Management Shareholder, any Shares which the Company has repurchased pursuant to this
Article III or Article II on such terms as the Board of Directors shall determine. At any time in which a Voting Trust Agreement is in effect, the employee or prospective employee shall join in and become a party to such Voting Trust Agreement as the Company shall specify, the Company shall, on behalf of the employee or prospective employee, issue shares of common stock to the Voting Trustee for the benefit of the employee or prospective employee, and the Voting Trustee shall issue to the employee certificates of beneficial interest constituting an equal number of Shares.

  3.15 Modification of Options. Notwithstanding anything to the contrary contained herein, with respect to any options exercisable pursuant to Sections 3.1, 3.2 or 3.5 hereof as a result of termination of employment ("Termination") of a person whose short-swing profits with respect to sales of Shares after such Termination as a result of this Article III would be subject to recapture under Section 16 of the Exchange Act ("Insider"), such options shall arise with respect to each such Insider and his or her Permitted Transferees, only upon the earlier of (i) six months and one day after such Termination or (ii) the date of service of a Transfer Notice by such Insider or Permitted Transferee, as the case may be, on or after the date of such Termination; provided, however, that this Section 3.15 shall not apply to any Insider or Permitted Transferee who, as of the date of such Termination, holds any Shares, with respect to which any option under Article II has not been exercised and has not yet expired, or, if exercised, the purchase of Shares pursuant thereto has not been closed. All time periods contained elsewhere in this Agreement with respect to exercise of options modified pursuant to this Section 3.15 shall be adjusted accordingly in connection with this Section 3.15.

  3.16 Offset of Purchase Price. Notwithstanding anything to the contrary contained herein, in the event that any person selling Shares pursuant to this
Article III is, immediately prior to the Closing, indebted to the Company or any member of the Ward Group or any Pledgee by virtue of the Line of Credit Program, the MWHC Loan Program or otherwise, then the Company (or any assignee thereof) may pay and satisfy all or a portion of the Purchase Price by forgiving or offsetting such indebtedness, such forgiveness or offset not to exceed the amount of the Purchase Price to be so paid, by causing such indebtedness to be forgiven or offset in an amount not to exceed the amount of the Purchase Price to be so paid or by paying to the holder of such debt on behalf of such seller an amount not to exceed the amount of the Purchase Price to be so paid.

                                   ARTICLE IV

                   Certain Limitations on Purchases of Shares

  4.1 Restrictions on the Company's Right and/or Obligation to Purchase Shares. Notwithstanding anything to the contrary contained in this Agreement, the
Company: (x) shall have the right to conditionally exercise any option arising under Article III to purchase Shares (other than an option arising under Section 3.5(a) or (c)); (y) shall not be obligated to purchase Shares; and (z) shall not be obligated to make payments with respect to the Purchase Price of Shares it has theretofore purchased; to the extent unconditional exercise of such option, the purchase of such Shares or the making of such a payment, when taken together with all other unconditional exercises of options by the Company, all other purchases by the Company of shares of its common stock pursuant to this Agreement or under the Terms and Conditions and the making of all other payments by the Company on account of such shares which the Company has purchased, would result in a violation of one of the Limitations (as herein defined). If this Section 4.1 is applicable, the following shall govern the exercises of such options and the making of such purchases and payments:

    (a) in the event the Company has an option to purchase Shares (other than an option arising under Section 3.5(a) or (c)) but, by virtue of the Limitations, is unable to purchase all Shares as to which it desires to exercise its option to purchase, it may unconditionally exercise its option as to the number of Shares which it may purchase without violation of the Limitations, and shall purchase those Shares on the Article III Closing Date, and may exercise said option as to the remaining Shares it desires to purchase conditioned upon its being able to do so without violation of the Limitations. In the event the Company is obligated to purchase Shares but is unable, by virtue of the Limitations, to pay the full amount which is payable by the Company on the Article III Closing Date with respect to the Shares which it is obligated to purchase, the Article III Closing shall take place with respect to the purchase of those Shares which the Company is able to purchase without violation of the Limitations;

    (b) with respect to those Shares which the Company was obligated, or conditionally exercised an option, to purchase but was unable, on the
  Article III Closing Date to purchase by virtue of the Limitations, the
  Article III Closing Date shall be extended with respect to such Shares by the period of such inability, but not in excess of one year from the date on which the Article III Closing Date would have occurred with respect to such Shares but for this Section 4.1. If said inability is cured in whole prior to the expiration of said one year period, the Article III Closing shall occur with respect to such Shares on the 30th day after the date on which the inability has been cured. If as of the end of said one year period the inability to purchase such Shares was cured in part, the Article III Closing shall take place with respect to the Shares as to which the inability was cured, on the 30th day after the expiration of said one-year period. If the Article III Closing Date is extended as to any Shares pursuant to this paragraph (b), the Purchase Price of such Shares shall be computed as if the Article III Closing had occurred with respect to such Shares on the date set forth in Section 3.11, without regard to this
  Section 4.1 (the "Originally Scheduled Article III Closing Date"). The Purchase Price of such Shares (and interest thereon as herein provided), as so computed, shall be reduced (with reductions applied first to accrued and unpaid interest) by the amount of any cash dividends paid or declared and distributions made or delivered with respect to such Shares, during the period commencing on the Originally Scheduled Article III Closing Date and ending on the actual Article III Closing Date with respect to such Shares, and the portion of such Purchase Price remaining unpaid from time to time shall bear interest for the period commencing on the Originally Scheduled
  Article III Closing Date and ending on the actual Article III Closing Date, at the rate of interest which would be applicable under Section 3.8(b) if the Article III Closing had occurred with respect to such Shares on the Originally Scheduled Article III Closing Date, and shall be payable on the
  Article III Closing Date, and the rate of interest which is payable on the portion of the Purchase Price which is payable in installments pursuant to
  Section 3.8(b) or (c) shall be that same rate of interest. To the extent that after the expiration of said one year period, the Company remains unable to purchase any of the Shares which it is otherwise obligated to purchase or has conditionally exercised an option to purchase, the Company shall be relieved of the obligation which it was unable to fulfill, the Company's conditional exercise of its option to purchase such Shares shall terminate, and the Shares which the Company was otherwise obligated, or had conditionally exercised an option, to purchase shall thereafter remain subject to all applicable provisions of this Agreement;

    (c) in applying the foregoing provisions of this Section 4.1, the Shares which are not Vested Shares shall be deemed to have been purchased or sold first;

    (d) if after the Article III Closing the Company is precluded by virtue of the Limitations from making all or any portion of an installment payment on account of the unpaid balance of the Purchase

  Price, the Company's obligation to make such payment (or portion thereof) shall be tolled until the earlier of the date on which it is no longer precluded from making such payment (or portion thereof) or the first anniversary of the date on which the payment (or portion thereof) was due. During the time in which the Company's obligation is so tolled, interest shall continue to accrue on the payment which was due but not made, but the holder of any note made by the Company which represents the unpaid portion of the Purchase Price of the Shares purchased by the Company shall not take any action to collect the payment due, or to accelerate the maturity of any payments not then due;

    (e) if after the expiration of the period of time in which the Company's obligation has been tolled pursuant to paragraph (d) the Company has not made the payment in full of the total amount then due, the holder of the note made by the Company shall have the right to foreclose the pledge of the Shares pledged by the Company, or draw against the letter of credit provided by the Company, as security therefor. If the holder does so, or takes other legal action to collect on the note, the holder's right to collect the amount owed by the Company to such holder (other than by way of foreclosure of the pledge of Shares pledged as collateral therefor or drawing on the letter of credit furnished by the Company in connection therewith) shall be subordinated to the Company's obligations under its then most junior subordinated debt and all debt which is senior thereto, and such holder's right to enforce its right to collect such amount shall be restricted to the extent of the maximum restriction contained in any of such debt with respect to such enforcement; provided, however, that notwithstanding any subordination provisions which may be contained in the instruments evidencing such debt, the holder of the note shall be entitled to collect the amount owing from the Company on account of the purchase of the Shares to the extent that payment of the amount sought to be collected would not result in a violation of any provisions of the instruments evidencing any debt of the Company which is senior to the holder's note and which permit distributions by, and/or intercompany dividends to, the Company in connection with its repurchases of Shares. For the purposes of the immediately preceding sentence, references to the Company shall be deemed to include references to Ward;

    (f) if any of the Designated Management Optionees shall have exercised options to purchase any of the Shares which are subject to purchase under
  Article III, the Article III Closing shall nonetheless take place with respect to the Shares as to which said options have been exercised, and the provisions of this Section 4.1 shall have no effect on the Shares as to which such options have been exercised, or on the obligations of the Designated Management Optionees with respect to payment of the Purchase Price thereof.

  4.2 Definition of the Limitations. The Limitations shall consist of the following:

    (a) any provision of the law of the Company's state of incorporation which restricts the Company's ability to repurchase its Shares or restricts payments on account of the Purchase Price thereof;

    (b) any provision of any material contract to which a member of the Ward Group is a party (including, without limitation, loan agreements), and any provision of any Certificate of Incorporation of any member of the Ward Group, which would be violated by the Company's repurchase of its Shares, the making of payments on account of the Purchase Price thereof, or the payment of intercompany dividends or other distributions or advances to the Company so that it can repurchase Shares or make payments on account of the Purchase Price thereof; and

    (c) the Cash Payments Limitation then in effect.

  4.3 Cash Payments Limitation. Except as otherwise determined by the Board of Directors, the Cash Payments Limitation shall be, with respect to each fiscal year of the Company, equal to the sum of $25,000,000 plus the aggregate Insurance Proceeds collected during a fiscal year. To the extent the Cash Payments Limitation restricts the aggregate amount which can be paid by the Company in a fiscal year with respect to repurchases of its Shares, obligations of the Company to make payments shall be honored in the order in which they arose.

  4.4 Right of GE Capital to Cure Limitations. In the event the Company is unable to exercise an option pursuant to Section 3.5(a) or (c) because of the Limitations, and provided that the number of members of the Board of Directors has not theretofore been reduced as provided in Section 5.2(c), the Board of Directors (by action of a majority of the members of the Board of Directors designated by GE Capital) may waive the Cash Payments Limitation, or GE Capital may, on such terms as are reasonably agreed upon between the Company and GE Capital, lend to the Company sufficient funds to permit the exercise of such option without violation of the Limitations.

                                   ARTICLE V

                          Corporate Governance Matters

  5.1 Voting of Shares held by Management Shareholders. At any time in which this Article V of this Agreement is in effect and a Voting Trust Agreement is not in effect, and, in addition, with respect to any Shares which are owned by Management Shareholders or Permitted Transferees which for any reason are not subject to the provisions of a Voting Trust Agreement, on all matters requiring a vote of the Management Shareholders, as long as Brennan is a Management Shareholder, all Shares held by all Management Shareholders other than Brennan, and all Shares held by Permitted Transferees (other than the Shares acquired, on or about the date hereof, by Brennan's Permitted Transferees), shall be voted in the same manner that Brennan votes his Shares with respect to that matter.

  5.2 Election of Directors. Subject to the limitations set forth herein, and in addition to any provisions relating to the election of directors by the holders of Preferred Stock which are contained in the Certificate of Incorporation and/or By-laws of the Company, at all times in which this Article V is in effect, the By-laws of the Company shall provide, and the Shareholders agree to vote, for the election of a Board of Directors consisting of eleven members, six to be designated by the Designator and five to be designated by GE Capital. The By-laws shall further provide, and the Shareholders agree, that, disregarding any directors which may be elected by the holders of Preferred Stock pursuant to the provisions of the Company's Certificate of Incorporation:

    (a) Intentionally omitted;

    (b) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, more than 50% of the Shares which GE Capital and the GE Capital Affiliates held on the Closing Date, the number of members of the Board of Directors which the Designator shall have the right to designate shall be increased by one and the number of members of the Board of Directors which GE Capital shall have the right to designate shall be reduced by one;

    (c) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, 20% or more of the Shares which GE Capital and the GE Capital Affiliates held on the Closing Date, GE Capital shall no longer have the right to designate members of the Board of Directors in accordance with the foregoing provisions of this Section 5.2; and the number of directors to be elected shall be reduced to nine, seven to be elected by the Class A Shareholders, voting as a class, and two to be elected by the Class B Shareholders, voting as a class; provided, however, that as long as that certain Account Purchase Agreement, dated as of June 24, 1988, between Ward and Montgomery Ward Credit Corporation (the "Account Purchase Agreement") shall be in effect and GE Capital or any GE Capital Affiliate shall own any Class B Shares, GE Capital shall have the right to elect one of the two directors to be elected by the Class B Shareholders.

In the event of a vacancy on the Board of Directors, the party who had the right to designate the director whose seat is vacant shall have the right to designate the party who shall fill the vacancy. The party who had the right to designate a director shall also have the right to cause that director to be removed.

  5.3 Certain Supermajority Requirements. At all times in which this Article V is in force, the By-laws of the Company shall provide, and the Shareholders agree, that in addition to those other provisions of this Agreement which require the affirmative vote of not less than 2/3 of the members of the Board of Directors for the taking of actions by the Company, the affirmative vote of not less than 2/3 of the members of the Board of Directors (but, in the case of paragraph (t), instead of the aforesaid 2/3 requirement, the affirmative vote of a majority of the directors designated by the Designator or, at any time in which class voting is in effect, by a majority of the directors elected by the holders of Class A Shares) shall be required in order for the Company to take, or permit any member of the Ward Group to take, any of the following actions:

    (a) a merger, consolidation or other business combination (other than among members of the Ward Group and other than as part of an acquisition of assets permitted pursuant to paragraph (m));

    (b) any of the following sales (other than intercompany sales within the Ward Group, sales solely of inventory in the ordinary course of business, and sale and leaseback transactions in the ordinary course of business or, to the extent out of the ordinary course of business, consistent with the past practices of the Ward Group):

      (i) any sale of assets of the Ward Group (including assets consisting of shares of stock of a subsidiary of the Company) where the gross proceeds of sale (exclusive of assumption of liabilities) are in an amount equal to the greater of (A) $50,000,000 or (B) 20% of the consolidated common stockholders' equity of the Company as of the time of the sale; or

      (ii) any sale of assets of the Ward Group (including assets consisting of shares of stock of a subsidiary of the Company) to the extent the gross proceeds of sale (exclusive of assumption of liabilities), when added to the gross proceeds of all other sales of assets of the Ward Group (exclusive of assumption of liabilities) occurring during that fiscal year, exceed an amount equal to the greater of (A) $100,000,000 or (B) 30% of the consolidated common stockholders' equity of the Company as of the time of the sale; provided, however, that notwithstanding the foregoing limitation, any single sale of assets for gross proceeds not exceeding $1,000,000 (exclusive of assumption of liabilities) shall be excluded from the foregoing computation;

    (c) amendments to the Certificate of Incorporation or By-laws of the Company (other than amendments to the By-laws permitted pursuant to Section 8.2);

    (d) payment of dividends on Shares (other than intercompany dividends among members of the Ward Group);

    (e) redemptions of Shares, other than pursuant to the provisions of this Agreement or the Employee Stock Option Plan;

    (f) public or private offerings of debt or equity securities of any member of the Ward Group, other than (i) to other members of the Ward Group, (ii) pursuant to the Employee Stock Option Plan, or (iii) pursuant to Section 3.14, Section 6.1 with respect to the offering of Shares in Demand Registrations on behalf of those Persons exercising their demand registration rights thereunder or Section 6.2 with respect to the offering of Shares in Piggyback Registrations on behalf of those Persons exercising their piggyback registration rights thereunder;

    (g) guaranties of any indebtedness in excess of $5,000,000 for borrowed money of any Person other than a member of the Ward Group;

    (h) setting of annual financial goals and targets;

    (i) the making of, or the entry into a binding commitment to make, any capital expenditures which would cause the amount expended (or committed to be expended) by the Ward Group for capital expenditures during a fiscal year to exceed the capital expenditure budget to be contained in the annual financial goals and targets of the Ward Group for such year by more than 10% of the budgeted amount;

    (j) borrowings by any member of the Ward Group which would cause the aggregate consolidated indebtedness of the Company for money borrowed to exceed an amount equal to $25,000,000, plus 5% of the amount of the consolidated common stockholders' equity of the Company measured at the time of such borrowings, but in determining both the amount of such borrowings and the necessity for approval of 2/3 of the members of the Board of Directors, the following borrowings shall be excluded:

      (i) borrowings made in connection with the acquisition, pursuant to the Purchase Agreement, of Ward, and under the term loan, revolving credit, tax standby letter of credit, "Tax Loan" and commercial letter of credit facilities established in connection with such acquisition, borrowings pursuant to the Subordinated Loan Agreement, dated June 23, 1988, between Ward and GE Capital, borrowings of any member of the Ward Group existing at the time of such acquisition, and borrowings made under any whole or partial refunding or replacement thereof without increasing the principal amount thereof, other than increases for closing costs (including, without limitation, prepayment penalties) incurred in connection with such refunding or replacement;

      (ii) purchase money financing incurred in accordance with the annual financial goals and targets of the Ward Group, and purchase money financing in connection with the issuance of notes pursuant to Sections
    3.8 and 3.9 or Sections 3.6 and 3.7 of the Terms and Conditions, it being understood that purchase money financing shall include financing, refinancing or funding of the acquisition price of real property (or any interest therein) or other fixed assets acquired hereafter by a member of the Ward Group, regardless of whether said financing, refinancing or funding is done at the time of, or subsequent to, the acquisition of any such real property (or interest therein) or other fixed assets;

      (iii) Intentionally omitted;

      (iv) borrowings made for the purpose of redeeming any of the Preferred Stock; or

      (v) borrowings made pursuant to Section 4.4;

    (k) increases in compensation and/or fringe, welfare or pension benefits for any member of the Executive Committee of the Ward Group, other than in accordance with the practices and guidelines of the Ward Group in effect from time to time (it being understood that any material change from the current practices and guidelines shall require the affirmative vote of 2/3 of the members of the Board of Directors), but in no event beyond the increases being given for comparable executives in comparable retail businesses, as determined from published survey data and guidelines;

    (l) adoption of a plan of liquidation of the Company;

    (m) acquisition of assets (other than purchases of inventory and capital expenditures) which would cause the amount expended (or committed to be expended) by the Ward Group for the acquisition of such assets during a fiscal year to exceed the budget for acquisitions of such assets to be contained in the annual financial goals and targets of the Ward Group for such year by more than 10% of the budgeted amount;

    (n) entry into any transaction (exclusive of compensation and fringe, welfare and pension benefit arrangements with affiliates who are officers, directors or employees of the Ward Group for services rendered by them to the Ward Group) with an affiliate, as that term is defined in the Act, other than affiliates constituting members of the Ward Group;

    (o) seeking of a consent or waiver from a lender to a member of the Ward Group whose loan to the member of the Ward Group has a then outstanding principal balance in excess of $30,000,000, in any case in which consent or waiver is required for the entry into a transaction by the Ward Group and which, in the absence of such consent or waiver, would constitute a default or an event of default under the documents evidencing or pertaining to the loan made by the lender, other than any consent or waiver required in connection with:

      (i) the making of any borrowing permitted pursuant to paragraph
    (j)(ii), (iii), (iv) or (v);

      (ii) any mandatory prepayment obligation arising from the sale or financing of any real property (or interests therein) or other fixed assets;

      (iii) any prepayment occurring by reason of a "Change of Control" (as defined in one or more of the loan documents evidencing the loans referred to in subparagraph (j)(i) made in connection with the acquisition of Ward by the Company); or

      (iv) the incurring of any liens (other than for money borrowed);

  provided, however, that approval of 2/3 of the members of the Board of Directors for the seeking of such consent or waiver shall not be required if the transaction for which such consent or waiver is being sought (x) is specifically permitted pursuant to any of the other paragraphs of this
  Section 5.3 without the approval of 2/3 of the members of the Board of Directors, or (y) has been authorized by 2/3 of the members of the Board of Directors pursuant to any of said other paragraphs;

    (p) authorizing a Transfer of Shares pursuant to Section 2.2(a) in a case where the transferee is not a Management Shareholder, a Permitted Transferee, or a present or prospective employee of the Ward Group;

    (q) a waiver of the prohibitions on Transfers of Shares contained in Sections 2.3(a) and (c), as applied to Brennan; provided, however, that by action of a simple majority of the members of the Board of Directors, the references in those paragraphs to the third anniversary may be amended to constitute references to the second anniversary;

    (r) a waiver of the prohibitions on Transfers of Shares contained in
  Section 2.3(e);

    (s) any determination, pursuant to Section 4.3, of a Cash Payments Limitation other than that expressly set forth in that section;

    (t) without limiting the generality of any other provision of this
  Section 5.3, any of the following actions with respect to the Account Purchase Agreement:

      (i) termination thereof by agreement of the parties thereto;

      (ii) the exercise of a unilateral right of termination and the exercise of all other rights, options and elections granted thereunder to Ward;

      (iii) the giving of waivers and consents with respect thereto; and/or

      (iv) any amendment thereto;

    (u) the termination for Cause of Brennan's employment with any member of the Ward Group.

  5.4 Certain Required Provisions of Certificate of Incorporation. At all times in which this Article V is in effect, the Certificate of Incorporation of the Company will contain provisions to the following effect, and the Shareholders agree that:

    (a) the common stock of the Company shall consist of two classes of shares, Class A Shares and Class B Shares; and the Class A Shares shall consist of three series, Series 1, Series 2 and Series 3;

    (b) no amendment to the Certificate of Incorporation which increases the number of authorized Shares of any class or series of Common Stock shall be adopted without the affirmative vote of the holders of a majority of the outstanding Series 1 Shares and the holders of a majority of the outstanding Class B Shares, each voting separately as a class;

    (c) in addition to the class voting required pursuant to paragraph (b), class voting will be provided to the extent necessary to effectuate the provisions of this Agreement requiring class votes;

    (d) the adoption of the Employee Stock Option Plan, the making of any amendments thereto, and the determination of the number of Shares as to which options to purchase shall be granted thereunder, shall require the affirmative vote of (i) a majority of the members of the Board of Directors, and (ii) the holders of a majority of the outstanding Series 1 Shares; and the By-laws of the Company shall provide that the determination of the manner in which options shall be awarded and may be exercised (including the exercise prices of options granted thereunder) shall be determined by the affirmative vote of a majority of the members of the Board of Directors;

    (e) except for the issuance of Shares pursuant to the exercise of options granted under the Employee Stock Option Plan, in addition to complying with
  Section 5.3(f), the Company may issue authorized but unissued Class A Shares of either Series only upon the affirmative vote of the holders of a majority of the outstanding Class A Shares; and

    (f) in connection with the payment of dividends, proceeds payable in liquidation of the Company, and proceeds of a merger of the Company, the aggregate amount which is payable to holders of Shares, without distinction as to class or series, shall be allocated among the classes and series of Shares, as follows:

      (i) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount as of the date of determination does not exceed the Series 1 Amount, shall be the amount which bears the same ratio to the total amount of such dividends or proceeds as the Class A Amount bears to the sum of (x) the Class A Amount, plus (y) the number of Class B Shares outstanding as of the date of determination; and such portion of such dividends or proceeds which is payable to the holders of Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series;

      (ii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount as of the date of determination exceeds the Series 1 Amount (but the Non-Series 3 Outstanding Amount as of the date of determination does not exceed the Series 1 Amount), shall be the product of the amount which would be payable to holders of Class A Shares if the immediately preceding
    Section 5.4(f)(i) were applicable and the Class A Amount were equal to the Series 1 Amount multiplied by a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus fifty percent (50.0%) of the excess of the Outstanding Amount over the Series 1 Amount; and such portion of such dividends or proceeds which is payable to the holders of Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series;

      (iii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount as of the date of determination exceeds the Series 1 Amount (and Section 5.4(f)(ii) immediately preceding is not applicable), shall be the product of the amount which would be payable to holders of Class A Shares if Section 5.4(f)(i) above were applicable and the Class A Amount were equal to the Series 1 Amount multiplied by (y) a fraction the numerator of which is the Non-Series 3 Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus eighty-one point five percent (81.5%) of the excess of the Outstanding Amount over the Series 1 Amount, and multiplied by (z) a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Non-Series 3 Outstanding Amount plus fifty percent (50.0%) of the number of Series 3 Shares outstanding as of the date of such determination; and such portion of such dividends or proceeds which is payable to the holders of Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series; and

      (iv) The portion of such dividends or proceeds which is payable to the holders of Class B Shares as a class, shall be the portion of the total amount of such dividends or proceeds which is not payable to the holders of Class A Shares in accordance with Section 5.4(f)(i), 5.4(f)(ii) or 5.4(f)(iii) above, as applicable; and such portion of such dividends or proceeds which is payable to the holders of the Class B Shares shall be allocated among such holders in proportion to their respective holdings of Class B Shares.

  5.5 By-laws of Members of the Ward Group. Forthwith following the Closing Date, the Company shall cause the By-laws of each member of the Ward Group, other than the Company, to be amended to provide that no action may be taken by that member which, if such action was taken by the Company, would require that the affirmative vote of 2/3 of the members of the Board of Directors be obtained pursuant to Section 5.3 for the taking of such action, unless that action has also been authorized or ratified by 2/3 of the members of the Board of Directors.

  5.6 Election of Chief Executive Officer. The person serving from time to time as the chief executive officer of the Company shall concurrently serve as the chief executive officer of Ward.

  5.7 Agreement to Vote. All Shareholders (exclusive of Brennan's Permitted Transferees who have acquired Shares on or about the date hereof, it being understood that said Permitted Transferees are not bound by the provisions of this Section 5.7), and (without implication that the Voting Trustee is not otherwise a Shareholder) the Voting Trustee, agree that at all meetings of stockholders of the Company, including, without limitation, meetings called for the election and/or removal of directors, they will vote their respective Shares in such a manner as will accomplish the provisions of this Article V. The Shareholders' (and Voting Trustee's) agreement to vote their Shares as provided in this Article V shall include an agreement to execute written consents of stockholders of the Company in lieu of a meeting.

  5.8 Recapitalization. In connection with any public offering of Shares (other than pursuant to the Employee Stock Option Plan or Article III of this Agreement or of the Terms and Conditions), the Company shall have the right to cause a recapitalization of the Company to occur, in order to facilitate such public offering. Any such recapitalization, as nearly as possible, shall put the parties in the same relative positions with respect to equity ownership and voting control of the Company in which they were prior to the recapitalization, after taking into account any dilution resulting from outstanding but unexercised Purchase Rights or Options under the Employee Stock Option Plan. Each of the Shareholders, and the Voting Trustee, agrees to vote his Shares in favor of any recapitalization of the Company which meets the foregoing requirements, and to treat the shares of stock and other securities issued in such recapitalization as Shares under this Agreement.

                                   ARTICLE VI

                              Registration Rights

  6.1 Demand Registration Rights. The Shareholders shall have the following Demand Registration rights:

    (a) at any time after the earlier of (i) 90 days after the first registration of shares of common stock of the Company under the Act (other than any registrations on Form S-4 or S-8 or any form substituting therefor or any registration statement filed in connection with an offering of securities or granting of options primarily to employees of any member of the Ward Group or any registration statement filed to register shares primarily or exclusively for Transfer upon exercise of options pursuant to this Agreement or the Terms and Conditions or in connection therewith) or
  (ii) July 1, 1992, subject to paragraph (e) below of this Section 6.1 and to Section 6.12, a Demanding Group (as herein defined) may make a written request of the Company (a "Demand") for registration with the Commission, under and in accordance with the provisions of the Act and this Section 6.1, of all or part of its Shares (a "Demand Registration"), subject to the following:

      (i) for the purposes of this Article VI, the Management Shareholders and their Permitted Transferees, as a class, shall constitute one Group, and GE Capital and the present and former GE Capital Affiliates, as a class, shall constitute the other Group. As used herein, a "Demanding Group" shall mean a Group which shall make a Demand pursuant to this Section 6.1. Each Demanding Group shall be entitled to (x) two Demand Registrations (other than Demand Registrations on Form S-3 promulgated by the Commission or any successor form) and (y) at any time at which the Company is eligible to register Shares on Form S-3 or any successor form, an unlimited number of Demand Registrations on Form S-3. Any Demand made by the Management Shareholders, as a Demanding Group, shall only be made by the Designator in his or its (as the case may be) sole discretion;

      (ii) the Company need not effect a Demand Registration unless such Demand Registration shall include at least 20% of the Shares held in the aggregate, as of the Closing Date, by the Demanding Group making the Demand;

      (iii) if:

        a. the Company has filed, or has taken substantial steps toward filing, a registration statement relating to any of the Company's securities, and the managing underwriter of the offering to which such registration relates or, if not an underwritten offering, the Board of Directors, is of the opinion that the filing of a Registration Statement relating to a Demand Registration would adversely affect the offering by the Company of, or the market for, its securities; or

        b. the Board of Directors determines in the exercise of its reasonable judgment that the Company's ability to pursue a contemplated merger, acquisition, significant sale of assets or other significant business transaction (authorization for the negotiation of which has been obtained from the Board of Directors) would be adversely affected by the filing of a Registration Statement with respect to a Demand Registration;

    the Company may defer such Demand Registration for a single period not to exceed 180 days; and

      (iv) if the Company shall elect to defer any Demand Registration pursuant to the terms of subparagraph (iii), no Demand shall be deemed to have been made for the purposes of this Section 6.1 unless and until the Demand Registration has become effective in accordance with paragraph (b) below;

  All Demands made pursuant to this paragraph (a) shall specify the aggregate number of Shares requested to be registered, the intended methods of disposition thereof (if known) and the anticipated price per Share (expressed as a minimum price before expenses and commissions) at which the Shares will be sold pursuant to the Demand Registration;

    (b) a Demand shall not be counted as such for the purposes of paragraph
  (a) until the Registration Statement relating thereto shall have been (i) filed with the Commission, (ii) declared effective by the Commission and
  (iii) maintained continuously effective for a period of at least 120 days or such shorter period when all Shares included therein have been sold in accordance with such Demand Registration. If a Demand Registration shall have occurred, a subsequent Demand shall not be made by a Demanding Group prior to 180 days after the expiration of the period described in the preceding sentence;

    (c) immediately upon receipt of a Demand, the Company shall give written notice to all members of both Groups which have not made a Demand that the Demanding Group has made a Demand. Subject to the following provisions of this paragraph (c), and to paragraph (e) below of this Section 6.1 and
  Section 6.12, each of the members of both Groups who has not made a Demand may, upon written notice to the Company delivered within 15 days next following the date on which the Demand is made, elect to include all or any portion of its respective Shares in the Demand Registration. If, however, in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, an independent underwriter, of nationally recognized standing, selected by the holders of a majority of the Shares being registered therein, whose fees and expenses shall be borne by the Company), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering or the market for the Shares, the Company will include in such Demand Registration only the number of Shares which, in the reasonable opinion of such underwriter or underwriters, can be sold without having a material adverse effect on the success of the offering or the market for the Shares, in the following order of priority:

      (i) first, the Shares requested to be included in such Demand Registration by the Shareholders who have made such requests in accordance with paragraphs (a) and (c) of this Section 6.1; provided, however, that if in the opinion of such underwriter(s), not all such Shares can be so included without having a material adverse effect on the success of the offering or the market for the Shares, the number of Shares which in the opinion of such underwriters can be included shall be allocated pro rata among the Shareholders requesting such registration on the basis of the respective numbers of Shares requested to be included by each of them;

      (ii) second, Shares to be issued and sold by the Company requested to be included in such Demand Registration shall be included, but only to the extent that in the opinion of such underwriter(s) they may be included without having a material adverse effect on the success of the offering or the market for the Shares;

    (d) if a Demand Registration is to be an underwritten offering, the holders of a majority of the Shares to be included in such Demand Registration held by such members of the Demanding Group that initiated such Demand Registration shall select a managing underwriter or underwriters of recognized national standing to administer the offering, who shall be reasonably satisfactory to the Company;

    (e) notwithstanding the foregoing, with respect to Shares held in a Voting Trust, no Demand by a Management Shareholder or Permitted Transferee with respect to such Shares, and no request for inclusion of such Shares by a Management Shareholder or Permitted Transferee pursuant to paragraph (c) of this Section 6.1 or paragraph (a) of Section 6.2, shall be made, unless the Voting Trustee with respect to such Shares shall have consented to releasing such Shares from the Voting Trust Agreement applicable thereto as of the effective date of the applicable Registration Statement.

  6.2 Piggyback Registration Rights. The Shareholders shall have the following Piggyback Registration rights:

    (a) whenever during the period commencing on the date hereof and ending on the tenth anniversary of the date hereof the Company proposes to register any equity securities under the Act (other than any registrations on Form S-4 or S-8 or any form substituting therefor or any registration statement filed in connection with an offering of securities or granting of options primarily to employees of any member of the Ward Group or any registration statement filed to register shares primarily or exclusively for Transfer pursuant to this Agreement or the Terms and Conditions or in connection therewith), the Company will give written notice to all Shareholders, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price (if known), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. Subject to paragraph (b) below and to Section 6.12, the Company shall include in such registration all Shares with respect to which written requests for inclusion therein have been delivered by Shareholders to the Company within 15 business days after the date of delivery of the Company's notice (a "Piggyback Registration"). Except as may otherwise be provided in this Article VI, Shares with respect to which such requests for registration have been received will be registered by the Company and offered for sale to the public in a Piggyback Registration pursuant to this
  Article VI on the same terms and subject to the same conditions as are applicable to any similar securities of the Company included therein;

    (b) If in any Piggyback Registration the managing underwriter or underwriters thereof (or in the case of a Piggyback Registration not being underwritten, an independent underwriter, of nationally recognized standing, selected by the holders of a majority of the Shares being registered therein, whose fees and expenses shall be borne by the Company), advise the Company in writing that in its or their reasonable opinion the number of Shares proposed to be sold in such Piggyback Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold by, or the market for any equity securities of, the Company, the

  Company will include in such Piggyback Registration (in addition to the equity securities the Company proposes to sell) only the number of Shares owned by the Shareholders requesting such Piggyback Registration, if any, which, in the opinion of such underwriter or underwriters can be sold without having such a material adverse effect. If some, but not all, of such Shares can be so included, the number of Shares which in the opinion of such underwriter or underwriters can be included shall be allocated pro rata among the Shareholders requesting such Piggyback Registration on the basis of the respective numbers of Shares requested to be included by each of them;

    (c) if any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters of nationally recognized standing to administer the offering; and

    (d) notwithstanding anything to the contrary contained in this Section 6.2, the Company shall not be obligated to include any Shares in any registration statement filed by the Company if counsel to the Company who is reasonably satisfactory to the Shareholders who have made a request pursuant to paragraph (a) of this Section 6.2 shall render an opinion to such Shareholders to the effect that (i) registration is not required for the proposed Transfer of such Shares or (ii) a post-effective amendment to an existing registration statement filed simultaneously with the proposed Transfer would be sufficient for such proposed Transfer, and the Company in fact files such a post-effective amendment.

  6.3 Registration Procedures. With respect to any Demand Registration or Piggyback Registration (generically, a "Registration"), the Company will, subject to subparagraph 6.1(a)(iii) and Section 6.5, as expeditiously as practicable:

    (a) prepare and file with the Commission as soon as practicable a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Act which shall be available for use in connection with the sale of the Shares in accordance with the intended method or methods of distribution thereof; provided, however, that in the case of a Demand Registration the Company shall not be required to undergo or pay for any special audit to effect such Registration, and if a special audit would be required, either the Shareholders selling Shares thereunder shall agree to pay the costs and expense of such audit (and such costs and expenses shall not constitute Registration Expenses) or the Company shall have the right to delay the filing or effectiveness of the Registration Statement until such time as a regular audit in the ordinary course of the Company's business shall have been completed. The Company will use its best efforts to cause such Registration Statement to become effective. The Company shall not be deemed to have breached such "best efforts" undertaking if it shall take any action which is required under applicable law, or shall take any action in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets;

    (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not more than 120 days after the date of its effectiveness, or such shorter period as will terminate when all Shares covered by such Registration Statement have been sold; cause each prospectus required in connection therewith (a "Prospectus") to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period, in accordance with the intended method or methods of distribution by the sellers thereof as set forth in the Registration Statement or supplement to the Prospectus;

    (c) promptly notify the selling holders of Shares and the managing underwriters, if any (and, if requested by any such Person, confirm such advice in writing), of:

      (i) the date on which the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, the date on which the same has become effective;

      (ii) any written request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

      (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

      (iv) the receipt by the Company of any written request by any state securities authority for additional information or written notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

      (v) the happening of any event which makes any material statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in the light of the circumstances under which they were made;

    (d) make every reasonable effort (taking into account the interest of all selling Shareholders, the Company, and its officers and directors) to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

    (e) if requested by the managing underwriter or underwriters or a holder of Shares being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the holders of a majority of the Shares being sold agree should reasonably be included therein relating to the plan of distribution with respect to such Shares, including, without limitation, in the case of an underwritten offering, information with respect to (i) the number of Shares being sold to such underwriters in a firm commitment underwriting and the purchase price being paid therefor by such underwriters, and (ii) any other terms of the underwriting; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

    (f) furnish to each selling holder of Shares and each managing underwriter (if any), without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and, to the extent reasonable, all exhibits (including those incorporated by reference);

    (g) deliver to each selling holder of Shares and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Shares and underwriters may reasonably request; the Company consents to the use, in accordance with the Act, of each Prospectus or any amendment or supplement thereto by each of the selling holders of Shares and the underwriters, if any, in connection with the offering and sale of the Shares covered by such Prospectus or any amendment or supplement thereto;

    (h) in connection with any Registration of Shares, use its best efforts to register or qualify or cooperate with the selling holders of Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions as the holders of not less than 25% of the Shares covered by the Registration Statement (or, in the case of Shares being sold by Management Shareholders and/or their Permitted Transferee, the Designator) or the managing underwriter reasonably requests in writing, considering the amount of Shares proposed to be sold in each such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation in any such jurisdiction or to submit to the general service of process in any such jurisdiction;

    (i) cooperate with the selling holders of Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold free from any restrictive legends; and cause such Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Shares to the underwriters;

    (j) use reasonable efforts to cause the Shares covered by the applicable Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Shares in the jurisdictions contemplated by paragraph
  (h) of this Section 6.3;

    (k) upon the occurrence of any event contemplated by subparagraph (ii),
  (iv) or (v) of paragraph (c) of this Section 6.3, prepare any required supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (l) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Shares;

    (m) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith which are reasonably required in order to expedite or facilitate the disposition of such Shares, and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten
  Registration:

      (i) make such representations and warranties to the holders of such Shares and the underwriters, if any, in such form, substance and scope as are reasonably required and customarily made by issuers to underwriters in primary underwritten offerings;

      (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Shares being sold) addressed to each selling holder and the underwriters, if any, covering the matters reasonably required and customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and holders;

      (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Shares and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters received by underwriters in connection with primary underwritten offerings;

      (iv) if an underwriting agreement is entered into, cause to be included therein the indemnification provisions and procedures set forth in Section 6.7 with respect to all parties to be indemnified pursuant to said Section; and

      (v) deliver such documents and certificates as may reasonably be requested by the holders of a majority of the Shares being sold and the managing underwriters, if any, to evidence compliance with subparagraph
    (m) (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder;

    (n) make available for inspection by a representative of the holders of a majority of the Shares, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, at reasonable times and upon reasonable prior notice, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order of any regulatory body having jurisdiction;

    (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (which may be accomplished through compliance with Rule 158 under the Act), earning statements satisfying the provisions of Section 11(a) of the Act, for the twelve month period:

      (i) commencing at the end of any fiscal quarter in which Shares are sold to underwriters in a firm commitment or best efforts underwritten offering; or

      (ii) if not sold to underwriters in such an offering, commencing with the first month of the Company's first fiscal quarter after the quarter in which the Registration Statement became effective.

  Said earning statements shall be furnished within 45 days after the expiration of such 12-month period unless such 12-month period constitutes a fiscal year, in which latter event said statements shall be furnished within 90 days after the expiration of such 12-month period; and

    (p) prior to the filing of the Registration Statement, any Prospectus or any other document that is to be incorporated by reference into the Registration Statement or the Prospectus after initial filing of the Registration Statement, provide copies of each such document to counsel to the selling holders of Shares and to the managing underwriters, if any; make the Company's representatives available, at reasonable times and upon reasonable prior notice, for discussion of such document; and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

The Company may require each seller of Shares as to which any Registration is being effected to furnish to the Company in writing or orally as the Company may request, such information regarding such seller and the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each Shareholder agrees that upon receipt of notice from the Company of the happening of any event of the kind described in subparagraph
(c)(ii), (iii) (iv) or (v) of this Section 6.3, such Shareholder will forthwith discontinue disposition of Shares (but in the case of subparagraph (c)(iv) of this Section 6.3, only in the applicable jurisdiction or jurisdictions, as the case may be) pursuant to the Registration Statement until such Shareholder has received copies of the supplemented or amended Prospectus as contemplated by paragraph (k) of this Section 6.3, or until it has been advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, such Shareholder will deliver to the Company (at the Company's expense) all copies, (other than permanent file copies then in such Shareholder's possession), of the Prospectus covering such Shares which is current at the time of receipt of such notice. In the event the Company shall give any notice of the happening of any event of the kind described in subparagraph (c)(ii), (iii) or (v) of this Section 6.3, the 120-day period referred to in paragraph (b) of this Section 6.3 shall be extended by the number of days during the period from the date of the giving of such notice to the date when each seller of Shares covered by such Registration Statement shall have received either the copies of the supplemented or amended Prospectus contemplated by paragraph (k) of this Section 6.3 or the Advice (as the case may be), both dates inclusive.

  6.4 Restrictions on Public Sale. Each Shareholder whose Shares are included in a Registration Statement agrees not to effect any public sale or distribution of the securities of the Company, of the same or similar class or classes as the securities included in such Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 15-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the Company in the case of a non-underwritten public offering, or if and to the extent requested by the managing underwriter or underwriters, in the case of an underwritten public offering.

  6.5 Other Registrations. The Company agrees not to effect any public sale or distribution of any securities similar to the Shares being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any other member of the Ward Group or the acquisition by the Company or any other member of the Ward Group of the capital stock or substantially all of the assets of any other Person or the continuation of a distribution under a registration statement filed in connection with an offering of securities or granting of options primarily to employees of any member of the Ward Group), during the 15-day period prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed in connection with a Demand made pursuant to
Section 6.1(a).

  6.6 Registration Expenses. Expenses incident to Registrations pursuant to this Article VI shall be borne as follows:

    (a) all expenses incident to the Company's performance of or compliance with this Agreement ("Registration Expenses") will be borne by the Company. Registration Expenses shall include, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Shares under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., the costs and expenses of listing the Shares for trading on a national securities exchange or authorizing them for trading on the NASDAQ National Market System and all other costs and expenses incurred by the Company in connection with any Registration hereunder. Notwithstanding the preceding sentence, Registration Expenses shall not include the costs and expenses of any Shareholders for underwriters' commissions and discounts, brokerage fees, transfer taxes with respect to the Shareholders' Shares to be Transferred pursuant to the Registration, or the fees and expenses of any counsel, accountants or other representatives retained by any Shareholder, all of which shall be paid by the respective Shareholders who are selling Shares pursuant to the Registration;

    (b) if the holders of Shares possessing, in the aggregate, a majority of the Shares covered by a Registration Statement which has been filed (or which the Company notifies such holders it is prepared to file within five days) pursuant to Section 6.1(a), but has not yet become effective, shall request the Company to withdraw (or to cease the preparation of) such Registration Statement, the Company shall use its best efforts to withdraw (or cease the preparation of) such Registration Statement; provided, however, that if prior to the date which is 180 days after the date on which the Registration Statement was withdrawn or the preparation thereof was ceased, the holders of 90% of the Shares covered by such Registration Statement may thereafter request the Company to refile (or to recommence the preparation of) such Registration Statement, if permitted under the Act, the Company shall use its best efforts to do so, and such Registration Statement shall not constitute a second Demand pursuant to Section 6.1; provided further, that as a condition to any such request, such holders of the Shares shall agree in writing to reimburse the Company for all Registration Expenses over and above those which the Company, by proceeding, would have incurred had such initial Registration Statement not been withdrawn (or the preparation thereof ceased). Except as provided above, in any offering initiated as a Demand Registration pursuant to
  Section 6.1(a), the Company shall pay all Registration Expenses in connection therewith, whether or not the Registration Statement relating thereto becomes effective.

  6.7 Indemnity and Contribution. The parties shall be entitled to indemnity and contribution in connection with Registrations, as follows:

    (a) the Company agrees to indemnify each Shareholder, its officers, directors and agents and each Person who (within the meaning of the Act) controls such Shareholder, and hold them harmless against, all losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as the same are caused by any such untrue statement or alleged untrue statement or omission or alleged omission being based upon or contained in any information relating to such Shareholder furnished in writing to the Company by such Shareholder or his, her or its representatives expressly for use therein or by such Shareholder's or such Shareholder's agent's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same), or (ii) the Company's failure to perform its obligations under this Section 6.7. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who (within the meaning of the Act) controls such Persons, to the same extent as provided above with respect to the indemnification of the holders of Shares. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any holder of Shares (including the indemnified parties related to such holders) with respect to any losses, claims, damages, liabilities or expenses to the extent the same result from the breach by such holder of the agreements set forth in the last paragraph of Section 6.3;

    (b) in connection with any Registration in which any Shareholder is participating, each such Shareholder will furnish to the Company in writing such information with respect to such Shareholder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus, and such Shareholder shall indemnify the Company, its directors and officers, each underwriter and each Person who (within the meaning of the Act) controls the Company or any such underwriter, and hold them harmless, against any losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys' fees) resulting from (i) a breach by such Shareholders of the provisions of the last paragraph of Section 6.3, (ii) any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, to the extent (but only to the extent) that such untrue statement or omission is contained in any information relating to such Shareholder so furnished in writing by such Shareholder or his, her or its representative specifically for inclusion therein, or (iii) such Shareholder's failure to perform his obligations under this Section 6.7. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons so furnished in writing by such Persons or their representatives specifically for inclusion in any Prospectus or Registration Statement;

    (c) any Person entitled to indemnification hereunder will:

      (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or any threat thereof made in writing for which such indemnified party will claim rights of indemnification or contribution pursuant to this
    Section 6.7; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraphs (a) and (b) next above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and

      (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to unconditionally (but subject to the exceptions herein contained) assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

  If the defense is so assumed by the indemnifying party, the indemnifying party shall lose its right to defend and settle the claim if it fails to proceed diligently and in good faith with the defense of the claim. If the defense of the claim is not so assumed by the indemnifying party, or if the indemnifying party shall lose its right to defend and settle the third party claim as provided in the previous sentence, the indemnified party shall have the right to defend and settle the claim provided that the indemnified party gives the indemnifying party not less than 10 days prior written notice of any proposed settlement. If the defense is assumed by the indemnifying party and is not lost as provided above, subject to the provisions of the following sentence, the indemnifying party shall have the right to defend and settle the claim. Notwithstanding the preceding sentence, in connection with any settlement negotiated by an indemnifying party, no indemnified party will be required by an indemnifying party (x) to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, (y) to enter into any settlement that attributes by its terms liability to the indemnified party, or (z) to consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels;

    (d) if for any reason the rights of indemnification provided for in paragraphs (a) and (b) of this Section 6.7 are unavailable to an indemnified party as contemplated by such paragraphs (a) and (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party (which, subject to the limitation provided in paragraph (c) next above, shall include legal fees and expenses paid) as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations;

    (e) the Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to paragraph (d) next above were determined by pro rata allocation or other method of allocation which does not take account of equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person not guilty of such misrepresentation. The obligations of the holders of Shares to contribute pursuant to paragraph 6.7(d) are several and not joint;

    (f) if indemnification is available under this Section 6.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraphs (a) and (b) hereof without regard to (x) the relative fault of the indemnifying party or indemnified party or (y) any other equitable considerations.

  6.8 Rule 144. Once the first registration statement filed by the Company under the Act (other than any registration statement on Form S-4 or S-8 or any form substituting therefor, or in connection with the Employee Stock Option Plan or to register shares primarily or exclusively for Transfer upon exercise of options pursuant to this Agreement or the Terms and Conditions or in connection therewith or for an offering of less than 5% of the common stock equity of the Company) has become effective, the Company will file the reports required to be filed by it pursuant to the Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder, and will take such further actions as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder (subject, however, to the applicable provisions, if any, of Article II hereof) to effect sales of Shares without registration under the Act within the limitations of the exemption provided by Rule 144, if applicable to the sale of Shares, or any similar rule or regulation hereafter adopted by the Commission. At any reasonable time and upon request of a Shareholder, the Company will deliver to that Shareholder a written statement as to whether it has complied with such informational requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the provisions of the Exchange Act and the rules and regulations thereunder.

  6.9 Participation in Underwritten Registrations. No Shareholder may participate in any underwritten Registration hereunder unless such Shareholder has:

    (a) agreed to sell its Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to select the underwriter pursuant to Sections 6.1 and 6.2 above; and

    (b) accurately completed in a timely manner and executed all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

  6.10 Other Registration Rights. Except as granted herein to the Shareholders, the Company will not grant any Person (including the Shareholders) any demand or piggyback registration rights with respect to the shares of common stock of the Company (or securities convertible into or exchangeable for, or options to purchase, shares of common stock of the Company), other than piggyback registration rights that are not inconsistent with the terms of this Article
VI. Any right to prior or pro rata inclusion in a Registration Statement with the Shares entitled to the benefits of this Article VI shall be deemed to be inconsistent with the terms of this Article VI. Except as provided in Section 6.1(c), the Company shall not grant to any Person the right to piggyback on a Demand Registration.

  6.11 Amendments and Waivers. The provisions of this Article VI, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent shall have been approved by not less than 2/3 of the members of the Board of Directors. Notwithstanding the foregoing:

    (a) the provisions regarding Registrations, insofar as such provisions affect the rights of GE Capital and the GE Capital Affiliates, may not be amended, modified, supplemented, waived or departed from without the prior written approval of GE Capital;

    (b) the provisions regarding Registrations, insofar as such provisions affect the rights of the Management Shareholders and Permitted Transferees, may not be amended, modified, supplemented, waived or departed from without the prior written approval of Management Shareholders and Permitted Transferees holding at least a majority of the Shares then held by all Management Shareholders and their Permitted Transferees;

    (c) any amendment, modification, supplement, waiver or consent that materially and adversely affects any Group differently from the other Group shall require the prior written approval of the holders of at least a majority of the Shares then held by all members of the Group so affected;

    (d) an amendment, modification, supplement, waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Shares whose Shares are being sold pursuant to a Registration Statement, that relates to the Shares being so sold, and that does not directly or indirectly affect the rights of the other holders of Shares or Shares not being so sold, may be given by the holders of a majority of the Shares being sold by such Shareholders; and

    (e) no amendment, modification, supplement, waiver or consent to the departure from its terms with respect to Section 6.7 shall be effective with respect to any Registration against any holder of Shares who participated in such Registration and is entitled to its protection unless consented to in writing by such holder.

  6.12 Inclusion of Vested Shares. Notwithstanding any provision of this
Article VI to the contrary, only Shares owned by a Management Shareholder or Permitted Transferee which are Vested Shares may be included in any Registration pursuant to the provisions of this Article VI.

  6.13 Exception. Notwithstanding anything to the contrary contained in a separate section of this Agreement, the provisions of this Article VI shall not inure to the benefit of or be applicable to any Management Shareholder who (a) first became party hereto after June 15, 1991 and (b) at the time he seeks to assert any rights hereunder owns less than 10,000 Shares. For purposes of the foregoing calculations, Plan Shares, whether or not subject to this Agreement, are included. Notwithstanding anything contained herein or in the Terms and Conditions to the contrary, Plan Shares, whether subject to this Agreement or the Terms and Conditions, held by a Management Shareholder or a Management Shareholder's Permitted Transferees shall be treated as Shares held by such Management Shareholder or by such Management Shareholder's Permitted Transferee, as the case may be, for all purposes of this Article VI.

                                  ARTICLE VII

                             Restrictive Covenants

  7.1 Restrictive Covenants. In consideration of the issuance of Shares, Options or Purchase Rights to him, as the case may be, each Management Shareholder who is an employee of the Ward Group individually covenants and agrees that:

    (a) during the time that he is employed by a member of the Ward Group and for a period of three years following the termination of his employment by the Ward Group for any reason whatsoever other than discharge without Cause (or, in the case of Brennan, during the period commencing on the date hereof and ending on the first to occur of (i) the fifth anniversary of the date hereof, and (ii) the date, if any, on which his employment with the Ward Group has been terminated by the Ward Group without Cause), he shall not directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any Competing Business in any of the states of the United States or any foreign countries in which any member of the Ward Group was so engaged during the period of his employment and continues to be so engaged at the time of the complained-of act; provided, however, that the Board of Directors, by the affirmative vote of not less than 2/3 of its members, may waive the foregoing provision on behalf of the Company; provided, further, that the foregoing shall not restrict the Management Shareholder's passive ownership of shares of stock of a Person which is engaged in a Competing Business, as long as such shares are listed on a national securities exchange or traded in the over-the-counter market, such shares are held for investment purposes only, and the Management Shareholder does not own more than 2% of the outstanding shares of stock of such Person; provided, further, that a former Management Shareholder who has become employed by a Person which was not engaged in a Competing Business at the time his employment with such Person commenced shall not be deemed to have become engaged in a Competing Business by virtue of such Person's having acquired a business which is a Competing Business after the time such Management Shareholder's employment with such Person commenced, as long as (x) the Competing Business is not a substantial part of the acquired business, (y) the former Management Shareholder is not involved in the affairs of such acquired business and is not an officer or director of such Person, and (z) the former Management Shareholder is not the owner of 2% or more of the voting securities of such Person;

    (b) during the time that he is employed by the Ward Group, and thereafter following the termination of his employment by the Ward Group for any reason whatsoever, he will not divulge to persons not employed by the Ward Group or use for his own benefit or the benefit of Persons not employed by the Ward Group, any Confidential Information.

  7.2 Limitations on Restrictive Covenants. For the purposes of Section 7.1(b):

    (a) information which is at any time Confidential Information shall cease to be such, and each Management Shareholder shall thereafter be under no obligations with respect thereto, at such time that:

      (i) it shall be disclosed by the Ward Group to the public; or

      (ii) it shall become known by the public other than by reason of the disclosure thereof in violation of applicable confidentiality agreements; and

    (b) notwithstanding the provisions thereof, nothing contained therein shall be construed to prohibit any Management Shareholder from making any disclosure of information, either to his legal counsel in connection with the defense of any claim, under this Agreement or otherwise, made by any member of the Ward Group, or in connection with the enforcement of any right, under this Agreement or otherwise, existing in favor of the Management Shareholder against any member of the Ward Group, or to any governmental agency to the extent that the Management Shareholder is required by law to do so.

  7.3 Return of Documents. Promptly on the termination of his employment with the Ward Group for any reason, each Management Shareholder (or in the event of his death, his personal representative) shall return to the Company any and all copies (whether prepared by himself or by any member of the Ward Group), of books, records, notes, materials, memoranda and other data pertaining to Confidential Information, which are in his possession or control at the time of termination of employment. Each Management Shareholder acknowledges that he does not have, nor can he acquire, any property rights or claims to any of such materials or the underlying data.

  7.4 Cooperation. At the request of any member of the Ward Group made at any time or from time to time hereafter, each Management Shareholder, or in the event of his death, his personal representative, shall make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as any member of the Ward Group may deem necessary or desirable to implement any of the provisions of this Article VII, and he shall give testimony and cooperate with the Ward Group in any controversy or legal proceedings involving any member of the Ward Group. The applicable member of the Ward Group shall reimburse the Management Shareholder for his reasonable expenses which are incurred in connection with the giving of any such testimony.

  7.5 Enforcement. Each Management Shareholder agrees and acknowledges that his violation or breach of the covenants contained in this Article VII shall cause the Company irreparable injury and, in addition to any other right or remedy available to the Company at law or in equity, the Company shall be entitled to enforcement by court injunction. Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting the Company from also pursuing any other rights, remedies or defenses, for such breach or threatened breach including recovering damages and attorney's fees. In addition to the foregoing, in the event of a breach or violation of this Article VII by a former Type 2 Management Shareholder which occurs after the Company and/or the Designated Management Optionees have purchased the Shareholder's Shares pursuant to
Article III, to the extent that the Purchase Price of the Shares purchased exceeds the Purchase Price which would have been paid if his employment with the Ward Group had been terminated for Cause by reason of a violation of
Section 7.1, the Purchase Price shall be reduced to such latter amount, and if at the time the Purchase Price is so reduced the Management Shareholder and his Permitted Transferees shall have received payments on account of the Purchase Price which, in the aggregate, exceed the amount to which they would have been entitled by virtue of such reduction, they shall forthwith pay the difference to the purchasers of such Shares. The election of any remedy shall not be construed as a waiver on the part of the Company of any rights it might otherwise have at law or in equity. Said rights and remedies shall be cumulative.

  7.6 Survival; Waiver of Offset. The provisions of this Article VII shall survive any termination of this Agreement and shall run and inure to the benefit of the Company, its successors and assigns. Each section of this
Article VII shall be construed as an agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of any Management Shareholder against any member of the Ward Group, whether predicated or based upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this Article VII.

  7.7 Jurisdiction. Each Management Shareholder hereby consents to the personal jurisdiction of the Circuit Court of Cook County, Illinois and to the United States District Court for the Northern District of Illinois, Eastern Division, for any legal proceedings instituted by the Company to enforce any of the covenants or agreements of each Management Shareholder contained in this
Article VII, and waives any and all objections which he may have to venue or the issuance of service of process in any such proceedings, or any claim of forum non conveniens.

  7.8 Construction. In the event any court shall finally hold that the time or territory or any other provision of this Article VII constitutes an unreasonable restriction against any Management Shareholder, each Management Shareholder agrees that the provisions hereof shall not be rendered void, but shall apply as to such time, territory, and other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

  7.9 Exception. Notwithstanding anything to the contrary contained in a separate section of this Agreement, the restrictions contained in Section 7.1(a) do not apply to any Person who (i) if his Acquisition Date occurred on or before June 15, 1991, at no time owned 5,000 or more Shares after taking into account the split-up of the Company's common stock on April 2, 1990, or
(ii) if his Acquisition Date occurred after June 15, 1991, at no time owned 25,000 or more Shares. For purposes of the foregoing calculations, Plan Shares, whether or not subject to this Agreement or the Terms and Conditions, are included, and Plan Shares subject to purchase upon exercise of Options or Purchase Rights, whether or not such Options or Purchase Rights are exercisable and whether or not such Plan Shares, upon such purchase, would be subject to this Agreement or the Terms and Conditions, are included.

                                  ARTICLE VIII

                                General Matters

  8.1 Legend on Certificates. All certificates evidencing Shares (other than certificates of beneficial interest issued by the Voting Trustee under a Voting Trust Agreement and Shares purchased in a sale registered pursuant to an effective registration statement) shall bear the following legend:

  "The sale, transfer and encumbrance of the shares represented by this Certificate are subject to a certain Stockholders Agreement among the corporation and its shareholders, dated as of June 17, 1988. A copy of said Agreement is on file in the office of the Secretary of the corporation. No sale or other transfer of the shares represented by this Certificate may be effected except pursuant to the terms of said Agreement. In addition, the shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended. The shares represented by this Certificate may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or pursuant to an applicable exemption from registration. In connection with any proposed sale or transfer of the shares pursuant to an exemption from registration, the holder of the shares represented by this Certificate may be required to deliver to the corporation an opinion of counsel satisfactory to the corporation, or the corporation may require that it shall have received an opinion of its counsel, that registration under said Act is not required. In addition, the right to vote the shares represented by this certificate is restricted in the manner provided in said Agreement. The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued by the corporation and the qualifications, limitations or restrictions of such preferences and/or rights."

  All certificates evidencing Shares purchased in a sale registered pursuant to an effective registration statement (other than certificates of beneficial ownership issued by the Voting Trustee under a Voting Trust

Agreement) which Shares, after such purchase still constitute Shares hereunder, shall bear the following legend:

  "The sale, transfer and encumbrance of the shares represented by this Certificate are subject to a certain Stockholders Agreement among the corporation and its shareholders, dated as of June 17, 1988. A copy of said Agreement is on file in the office of the Secretary of the corporation. No sale or other transfer of the shares represented by this Certificate may be effected except pursuant to the terms of said Agreement. In addition, the right to vote the shares represented by this certificate is restricted in the manner provided in said Agreement. The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued by the corporation and the qualifications, limitations or restrictions of such preferences and/or rights."

Upon termination of this Agreement, certificates for Shares (other than certificates of beneficial interest issued by the Voting Trustee pursuant to a Voting Trust Agreement) may be surrendered to the Company in exchange for new certificates without the foregoing legend, but, if necessary, said new certificates shall bear that portion of the foregoing legend which relates to compliance with the Act.

  8.2 Termination and Amendment of Agreement. This Agreement shall be terminated:

    (a) by the written consent of the holders of not less than 66 2/3% of the outstanding Shares of each class, acting separately as a class, subject to the consent of the Company with the approval of its Board of Directors;

    (b) upon a sale by the Ward Group of all or substantially all of their aggregate assets (other than an intercompany sale within the Ward Group), to a single purchaser or a related group of purchasers in a single transaction or a related series of transactions;

    (c) upon a merger or consolidation of the Company as a result of which the Shareholders' percentage of ownership of the surviving or resulting entity is less than 50% of their percentage of ownership of the Company immediately prior to such merger or consolidation; or

    (d) upon a sale, to a single purchaser or a related group of purchasers, in a single transaction or a related series of transactions, of not less than 66 2/3% of the outstanding shares of common stock of the Company of each class.

Termination of this Agreement shall not affect any rights or obligations which arose prior to termination, nor shall it terminate Article VI or Article VII. Except as otherwise provided in Section 6.11 and in the following sentence, this Agreement may be amended by the written consent of the holders of not less than 66 2/3% of the outstanding Shares of each class, acting separately as a class, subject to the consent of the Company with the approval of its Board of Directors, but no such amendment shall adversely affect the method of valuation of any Management Shareholder's Shares for the purposes of Article III without his specific consent. From and after the date on which the number of members of the Board of Directors which GE Capital has the right to designate pursuant to
Section 5.2 has been reduced pursuant to paragraph (b) or (c) thereof, Section 5.3, and the conforming provisions of the By-laws of the Company, may be amended or terminated in whole or in part from time to time, upon the affirmative vote or consent of (x) a majority of the members of the Board of Directors and (y) the holders of a majority of the then outstanding Class A Shares. With respect to Shares subject to a Voting Trust Agreement, the Voting Trustee, and with respect to Shares not subject to a Voting Trust Agreement, the Designator, shall have the power, as attorney in fact, to act for each of the Management Shareholders and each Permitted Transferee in connection with the termination, or any amendment or restatement, of this Agreement which has been authorized by the Shareholders as provided in this Section 8.2. Said power shall be deemed to be coupled with an interest and shall be irrevocable. Without implication that the contrary would otherwise be true, "Shares" as used in this Section 8.2 shall mean only Shares subject to the provisions of this Agreement.

  8.3 Termination of Status as Management Shareholder. From and after the date that a Management Shareholder ceases to own any Shares and ceases to hold any Options or Purchase Rights, except for the provisions of Article VII, he shall no longer be deemed to be a Management Shareholder for purposes of this Agreement and all rights he may have hereunder (including, without limitation, the right to exercise any option herein granted) shall terminate. For the purposes of this Section 8.3, a Management Shareholder shall be deemed to own all Shares owned by his Permitted Transferees.

  8.4 Not an Employment Agreement. Nothing contained in this Agreement shall be deemed or construed as creating any agreement of employment between a Management Shareholder and any member of the Ward Group or a right of any Management Shareholder to employment by any member of the Ward Group.

  8.5 Indemnification. Concurrently herewith, the Company shall (and will cause Ward to) enter into an indemnification agreement in the form of Exhibit A hereto, with the Indemnitees.

  8.6 Notices. All notices required hereunder shall be in writing and shall be deemed served when delivered personally to the person for whom intended or sent by confirmed facsimile, or two days after deposit in the United States Mail, certified mail, return receipt requested, addressed to the persons for whom intended at the following respective addresses:

    The Company:
    Montgomery Ward Plaza
    Chicago, IL 60671-0042
    Attention: Chairman and Chief Executive Officer

    Any Management Shareholder, Permitted Transferee or GE Capital Affiliate, as the case may be: at the last known address of said Management Shareholder, Permitted Transferee or GE Capital Affiliate, as the case may be, as disclosed by the books and records of the Company;

    GE Capital:
    260 Long Ridge Road
    Stamford, CT 06902
    Attention: General Manager, Corporate Finance Group

    with a copy to:
    Associate General Counsel, Corporate Finance Group at the same address and/or to such other persons and/or at such other addresses as may be designated by written notice served in accordance with the provisions hereof.

  8.7 Miscellaneous. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

  8.8 Counterparts. This Agreement may be executed in counterparts. Each of such counterparts shall be deemed to be an original and all of such counterparts, when taken together, shall constitute a single instrument.

  8.9 Descriptive Headings. Title headings are for reference purposes only and shall have no interpretative effect.

  8.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment or by an authorized representative or agent of each such party, all as provided in
Section 8.2.

  8.11 Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. The preceding sentence shall not apply to the failure of a party to exercise a specific option granted to that party pursuant to the terms of this Agreement within the period of time provided herein. Any waiver shall be in writing, signed by the waiving party.

  8.12 Binding Effect; Enforcement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns. Each Shareholder agrees and acknowledges that its breach of any of the provisions contained in this Agreement would cause irreparable injury and that monetary damages would be inadequate. Accordingly, each Shareholder agrees that, in addition to all other legal rights and remedies, the aggrieved party shall be entitled to specific performance of the rights granted to it under this Agreement.

  8.13 Applicable Law. This Agreement shall be governed as to validity, construction and in all other respects by the internal laws of the State of Delaware.

  8.14 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

  8.15 Resolution of Certain Ambiguities and Conflicts. In the event of any ambiguity or conflict in this Agreement (i) with respect to whether any particular Shares constitute Vested Shares, (ii) the Percentage of Vesting applicable thereto, or (iii) the application of the provisions of Article III to any particular Management Shareholder and his Permitted Transferees, the ambiguity or conflict shall be resolved by the Designator in his sole discretion.

  8.16 Joinder by Brennan. In addition to executing this Agreement in his individual capacity, Brennan (i) accepts his appointment herein as the Designator, and (ii) in his capacity as Voting Trustee, agrees to vote all Shares which are subject to a Voting Trust Agreement in the manner provided in
Article V.

  8.17 Authority to Give Consents, Approvals, etc. Any votes, approvals, waivers or consents of Shareholders whose Shares are subject to a Voting Trust Agreement shall be made by the Voting Trustee, rather than the beneficial owners of such Shares, except that for the purposes of Sections 6.11(d) and (e) and Section 8.2(a), the beneficial owner of such Shares, rather than the Voting Trustee, shall be the Person to give such approval, waiver or consent.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Montgomery Ward Holding Corp. f/k/a       General Electric Capital Corporation
 BFB Acquisition Corp.



By: _________________________________     By: _________________________________


  Title ____________________________         Title ____________________________

                  ------------------------------------------
                               Bernard F. Brennan
                         Type 1 Management Shareholder,
                         Designator and Voting Trustee

  The undersigned hereby executes a counterpart of this Agreement, is hereby made a party to this Agreement, and joins in and agrees to be bound by the provisions of this Agreement as a (Type 1 Management Shareholder) (Type 2 Management Shareholder) (Permitted Transferee) (GE Capital Affiliate) (strike three).

                  ------------------------------------------
                                   Signature

                  ------------------------------------------
                                  Printed name

                  ------------------------------------------
                                 Street address

                  ------------------------------------------
                             City, state, zip code

                                   SCHEDULE A
                                      AND
                                   EXHIBIT A
                             INTENTIONALLY OMITTED

                                                                       EXHIBIT B

           FORM OF NON-NEGOTIABLE SECURED PROMISSORY INSTALLMENT NOTE

$                                                                         , 19
                                                               Chicago, Illinois

  FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to
("Payee"), the principal sum of         Dollars and     Cents ($         ),
subject to Payee's continued compliance with the restrictive covenants set forth in Article VII of the Stockholders' Agreement (as defined herein), including without limitation, Sections 7.1, 7.3 and 7.5 thereof, in each case to the extent applicable by their terms. The balance of principal from time to time outstanding and unpaid hereunder shall bear interest from the date hereof
at the rate of   % per annum. The balance of principal shall be payable in five
(5) equal annual installments of $   each on the first through fifth
anniversaries, both inclusive, of the Article III Closing Date (as defined in that certain Stockholders' Agreement dated as of June 17, 1988, as heretofore amended and restated, hereinafter referred to as the "Stockholders'
Agreement"), such that the first installment is due and payable on        ,
19   , the second installment is due and payable on        , 19   , the third
installment is due and payable on       , 19   , the fourth installment is due
and payable on       , 19   , and the final installment is due and payable on
      , 19   . Accrued interest on the principal sum shall be paid at the times above provided for payment of principal.

  Payee has sold      shares of Class A Common Stock (the "Shares") of
Montgomery Ward Holding Corp., a Delaware corporation (the "Company"), represented by Voting Trust Certificates, to Maker pursuant to Article III of the Stockholders' Agreement and the purchase price for such Shares has been paid, in part, through delivery of this Note to Payee.

  All payments on account of the indebtedness evidenced by this Note shall be applied first to accrued and unpaid interest and the remainder to principal.
Payments shall be made to Payee at         , or such other place as Payee may
from time to time designate in writing to Maker.

  This Note is secured by a Pledge and Escrow Agreement of even date herewith (the "Pledge Agreement") between Maker, as Pledgor thereunder, and Payee, as Pledgee thereunder.

  The unpaid principal balance may be prepaid, in whole or in part, at any time from time to time, without penalty or premium and without notice to Payee. All prepayments shall be applied against installments coming due in the inverse order of their maturity.

  The obligations hereunder are subordinated to all other indebtedness of Maker to the extent provided in, and are subject to the provisions of, Article IV of the Stockholders' Agreement.

  It shall constitute an "Event of Default" hereunder: (a) if Maker shall fail to pay any payment of principal or interest when due hereunder within thirty
(30) days from the date written notice from the Payee of such default is received by Maker; provided, however, that the foregoing clause shall not apply in the event that Maker does not make all or any portion of such payment in accordance with Article IV of the Stockholders' Agreement, in which event Maker shall provide notice that the limitations imposed by Article IV are in effect, prior to the expiration of such thirty (30) day period, or (b) if an Event of Default by Maker shall occur under the Pledge Agreement, as the same may be amended from time to time.

  If an Event of Default shall occur hereunder, Payee, at its option and without notice to Maker, may declare the unpaid principal balance, together with accrued interest thereon, immediately due and payable.

  This Note is secured by, and entitled to the benefits of, the Pledge Agreement, whereby Maker has pledged to Payee voting trust certificates representing shares of Class A Common Stock (the "Collateral") of the Company to secure Maker's obligations to Payee hereunder.

  No delay or omission on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

  Maker hereby expressly waives presentment for payment, acceptance, notice of dishonor, protest and notice of protest.

  Maker represents and agrees that the indebtedness evidenced by this Note has been incurred for business purposes and constitutes a business loan within the meaning of 815 Illinois Compiled Statutes Section 205/4(1)(c).

  Any notice given hereunder shall be in accordance with the notice provisions provided under the Pledge Agreement and shall be deemed given when given in accordance with those provisions.

  This Note has been delivered at Chicago, Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois.

  IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written.

                                          Maker:

                                          Montgomery Ward Holding Corp.

                                          By: _________________________________
                                                  Chief Financial Officer